UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
(as permitted by Rule 14a-6(e) (2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material
Pursuant to Section 240.14a-12
John B. Sanfilippo & Son, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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JOHN B. SANFILIPPO & SON, INC.
1703 North Randall Road
Elgin, Illinois 60123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held
on October 30, 2008

TO THE STOCKHOLDERS:
The annual meeting of stockholders of John B. Sanfilippo & Son, Inc. will be held on Thursday, October 30, 2008, at 10:00 a.m., local time, at 1707 N. Randall Road, Elgin, Illinois 60123, for the following purposes:
1.	To elect directors;

2.	To ratify the action of the Audit Committee in appointing PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 25, 2009;

3.	To consider and take action upon a proposal to approve the John B. Sanfilippo & Son, Inc. 2008 Equity Incentive Plan (the “2008 Equity Incentive Plan”) which provides for grants of stock options, restricted stock, restricted stock units, stock appreciation rights, Common Stock and dividends and dividend equivalents. The 2008 Equity Incentive Plan (a copy of which is attached hereto as Exhibit A) is intended to replace the John B. Sanfilippo & Son, Inc. 1998 Equity Incentive Plan (the “1998 Plan”) which terminated on September 1, 2008; provided, however, that unexercised stock options that are outstanding under the 1998 Plan shall continue to be governed by the provisions of the 1998 Plan; and

4.	To transact such other business as may properly be brought before the annual meeting or any adjournment or postponement thereof.
The annual meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.
The Board of Directors has fixed the close of business on September 4, 2008, as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting. A list of these stockholders will be available for inspection for 10 days preceding the meeting (at 1707 N. Randall Road, Elgin, Illinois 60123) and will also be available for inspection at the meeting.
Stockholders are requested to complete and sign the enclosed proxy, which is solicited by the Board of Directors, and promptly return it in the accompanying envelope whether or not they plan to attend the annual meeting in person. The proxy is revocable at any time before it is voted. Returning the proxy will in no way limit your right to vote at the annual meeting if you should later decide to attend and vote in person.
Because we have two classes of stock outstanding, a separate form of proxy has been prepared with respect to each class of stock: a white proxy, which relates to our Common Stock, $.01 par value; and a blue proxy, which relates to our Class A Common Stock, $.01 par value. Stockholders who own of record shares of only one class are being furnished only with the proxy relating to that class. Stockholders who own of record shares of both classes are being furnished with both proxies (in separate mailings, each of which also includes a copy of this notice and the proxy statement). Stockholders who receive both proxies must complete, sign and return both proxies in order for the shares of both classes to be voted by proxy.
By Order of the Board of Directors
MICHAEL J. VALENTINE
Secretary
Elgin, Illinois
October 10, 2008

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
NOMINEES FOR ELECTION BY THE HOLDERS OF COMMON STOCK
NOMINEES FOR ELECTION BY THE HOLDERS OF CLASS A STOCK
CORPORATE GOVERNANCE
Board Meetings and Committees
DIRECTOR NOMINATIONS
AUDIT COMMITTEE REPORT
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation of Directors
COMPENSATION DISCUSSION AND ANALYSIS
Publicly Traded and Family-Owned
The Role of the Compensation Committee
Overview of Fiscal 2008 Executive Compensation Program
COMPENSATION COMMITTEE REPORT
PERFORMANCE GRAPH
ANNUAL REPORT ON FORM 10-K
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING
PROXY SOLICITATION
OTHER MATTERS

John B. Sanfilippo & Son, Inc.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
October 30, 2008
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John B. Sanfilippo & Son, Inc., a Delaware corporation, of proxies for use at the annual meeting of our stockholders to be held on Thursday, October 30, 2008, at 10:00 a.m., local time, at 1707 N. Randall Road, Elgin, Illinois 60123-7820, and at any postponement or adjournment thereof (the “Annual Meeting”). All shares of our Common Stock, $.01 par value (the “Common Stock”), and our Class A Common Stock, $.01 par value (the “Class A Stock”), entitled to vote at the Annual Meeting which are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions given in such proxies. Any stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by delivering a written notice of revocation or duly executed proxy bearing a later date to our Secretary, or by attending the Annual Meeting and voting in person. Any written notice of revocation or subsequent proxy should be delivered to us at 1703 N. Randall Road, Elgin, Illinois 60123-7820, Attention: Secretary, or hand delivered to the Secretary, before the closing of the polls at the Annual Meeting. Unless the context otherwise requires, references herein to “we”, “us”, or “our company” refer to John B. Sanfilippo & Son, Inc.
This Proxy Statement and accompanying proxy are being mailed to stockholders on or about October 10, 2008. The mailing address of our principal executive offices is 1703 N. Randall Road, Elgin, Illinois 60123-7820.
Record Date and Shares Outstanding
We had outstanding on September 4, 2008, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 8,016,699 shares of Common Stock (excluding 117,900 treasury shares) and 2,597,426 shares of Class A Stock. The Common Stock is traded on the NASDAQ Global Market. There is no established public trading market for the Class A Stock.
Voting and Quorum
Pursuant to our Restated Certificate of Incorporation (as amended, the “Restated Certificate”), so long as the total number of shares of Class A Stock outstanding is greater than or equal to 12 1/2% of the total number of shares of Class A Stock and Common Stock outstanding, the holders of Common Stock voting as a class are entitled to elect such number (rounded to the next highest number in the case of a fraction) of directors as equals 25% of the total number of directors constituting the full Board of Directors and the holders of Class A Stock voting as a class are entitled to elect the remaining directors. With respect to all matters other than the election of directors or any matters for which class voting is required by law, the holders of Common Stock and the holders of Class A Stock will vote together as a single class and the holders of Common Stock will be entitled to one vote per share of Common Stock and the holders of Class A Stock will be entitled to ten votes per share of Class A Stock.
Our Restated Certificate does not entitle holders of Common Stock to cumulative voting. However, solely with respect to the election of directors, the Restated Certificate entitles each holder of Class A Stock, in person or by proxy, to either (a) vote the number of shares of Class A Stock owned by such holder for as many persons as there are directors to be elected by holders of Class A Stock (“Class A Directors”), or (b) cumulate said votes (by multiplying the number of shares of Class A Stock owned by such holder by the number of candidates for election as a Class A Director) and either (a) give one candidate all of the cumulated votes, or (b) distribute the cumulated votes among such candidates as the holder sees fit.

The presence at the Annual Meeting, in person or by proxy, of holders of Common Stock entitled to cast at least a majority of the votes which the Common Stock is entitled to cast is required in order to establish a quorum for the purpose of electing the directors to be elected by holders of Common Stock (the “Common Stock Directors”). The presence at the Annual Meeting, in person or by proxy, of holders of Class A Stock entitled to cast at least a majority of the votes which the Class A Stock is entitled to cast is required in order to establish a quorum for the purpose of electing the Class A Directors. The presence at the Annual Meeting, in person or by proxy, of holders of Common Stock and Class A Stock entitled to cast at least a majority of the aggregate number of votes which all such stock is entitled to cast on matters other than the election of directors is required in order to establish a quorum for the purpose of any other business.
Three proposals are scheduled for stockholder consideration at the Annual Meeting, each of which is described more fully herein: (a) the election of eight directors; (b) the ratification of the action of the Audit Committee in appointing PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending June 25, 2009; and (c) the approval of the 2008 Equity Incentive Plan. The vote required and method of counting votes for each of these proposals is as follows:
Proposal 1: Election of Directors
At the meeting, the holders of Common Stock voting as a class will be entitled to elect two of the eight directors, and the holders of Class A Stock voting as a class will be entitled to elect the remaining six directors. Directors elected by holders of both Common Stock and Class A Stock are elected by a plurality of the votes cast for each such class. If a properly executed, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted FOR the election of all nominees for election as director to be elected by holders of the class of shares covered by such proxy as listed herein.
If any nominee is unable to act as director because of an unexpected occurrence, the proxy holders may vote the proxies for another person or the Board of Directors may reduce the number of directors to be elected.
Proposal 2: Ratification of Independent Registered Public Accounting Firm
To be approved, the ratification of PricewaterhouseCoopers LLP requires the affirmative vote of the holders of shares representing a majority of the votes present or represented by proxy and entitled to vote by the holders of Common Stock and Class A Stock, voting together as one class. If a properly executed, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted FOR Proposal 2.
Proposal 3: Approval of 2008 Equity Incentive Plan
Approval of the 2008 Equity Incentive Plan requires the affirmative vote of the holders of shares representing a majority of the votes present or represented by proxy and entitled to vote by the holders of Common Stock and Class A Stock, voting together as one class. If a properly executed, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted FOR Proposal 3.
Abstentions and Non-Votes
Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors (Proposal 1). For the proposals ratifying the selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for fiscal 2009 (Proposal 2) and approving the 2008 Equity Incentive Plan (Proposal 3), abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker non-votes on a proposal (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed present or represented for determining whether stockholders have approved that proposal. Please note that banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on the proposal to approve the 2008 Equity Incentive Plan.

Other Proposals
If other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the Annual Meeting.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of September 30, 2008, with respect to the beneficial ownership of Common Stock and Class A Stock by (a) any individuals or entities known by us to be the beneficial owners of more than 5% of the outstanding shares of Common Stock or Class A Stock, (b) each of our directors and nominees for election as a director, (c) each of the named executive officers who currently serve as an executive officer of our company, and (d) all of our directors, nominees for election as a director and executive officers as a group. The information set forth in the table as to directors and executive officers is based upon information furnished to us by them in connection with the preparation of this Proxy Statement. Except where otherwise indicated in the footnotes to this table, the mailing address of each of the stockholders named in the table is: c/o John B. Sanfilippo & Son, Inc., 1703 N. Randall Road, Elgin, Illinois 60123-7820. None of the shares shown in the following table as beneficially owned by directors and executive officers has been hedged or pledged as security for any obligation.

					% of
		% of			Outstanding
	No. of	Outstanding	No. of	% of	Votes on
	Shares of	Shares of	Shares of	Outstanding	Matters Other
	Common	Common	Class A	Shares of Class	than Election of
Name	Stock(1)	Stock	Stock(1)(2)	A Stock	Directors
Jasper B. Sanfilippo(3)(4)(7)+	39,832	*	163,045	6.3	4.9
Marian R. Sanfilippo(5)(6)(7)	26,984	*	220,220	8.5	6.6
Jeffrey T. Sanfilippo(7)(8)+-	39,082	*	1,429,275	55.0	42.2
Jasper B. Sanfilippo, Jr.(7)(8)+-	10,250	*	1,429,275	55.0	42.1
Lisa A. Evon(7)(8)	—		44,044	1.7	1.3
John E. Sanfilippo(7)(8)	28,152	*	44,044	1.7	1.4
James J. Sanfilippo(7)(8)	—		1,429,275	55.0	42.0
Total Controlling Group(7)	106,636	1.3	1,768,496	68.1	52.3

Michael J. Valentine(9)+-	10,250	*	496,342	19.1	14.6
Mathias A. Valentine+	—		332,588	12.8	9.8

Total Valentine Group(10)	10,250	*	828,930	31.9	24.4

James A. Valentine(11)-	10,600	*	—	—	*
Walter R. Tankersley(12)-	22,842	*	—	—	*
Timothy R. Donovan(13)+	5,000	*	—	—	*
Governor Jim Edgar(14)+	9,500	*	—	—	*
Daniel M. Wright(15)+	3,500	*	—	—	*
Pekin Singer Strauss Asset Mgmt(16)	738,091	9.2	—	—	2.2
Dimensional Fund Advisors LP(17)	683,522	8.5	—	—	2.0
Pennant Capital Management, LLC(18)	577,900	7.2	—	—	1.7
Advisory Research, Inc.(19)	486,316	6.1	—	—	1.4
All directors and executive officers as a group (16 persons all of whom are stockholders or optionholders)(3)(4)(5)(6)(7)(8) (9)(10)(11)(12)(13)(14)(15)(20)	186,526	2.3	2,465,294	94.9	72.8

+	Denotes Director.

-	Denotes named executive officer.

*	Less than one percent.

(1)	Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares. In calculating each holder’s percentage ownership and beneficial ownership in the table above, shares of Common Stock which may be acquired by the holder through the exercise of stock options exercisable on or within 60 days of September 30, 2008, are included.

(2)	Each share of Class A Stock is convertible at the option of the holder thereof at any time and from time to time into one share of Common Stock. In addition, the Restated Certificate provides that Class A Stock may be transferred only to (a) Jasper B. Sanfilippo or Mathias A. Valentine, (b) a spouse or lineal descendant of Jasper B. Sanfilippo or Mathias A. Valentine, (c) trusts for the benefit of any of the foregoing individuals, (d) entities controlled by any of the foregoing individuals, (e) us, or (f) any bank or other financial institution as a bona fide pledge of shares of Class A Stock by the owner thereof as collateral security for indebtedness due to the pledgee (collectively, the “Permitted Transferees”), and that upon any transfer of Class A Stock to someone other than a Permitted Transferee each share transferred will automatically be converted into one share of Common Stock.

(3)	Includes 32,609 shares of Class A Stock held by Jasper B. Sanfilippo as trustee of the James J. Sanfilippo Trust, dated September 26, 1991, 32,609 shares of Class A Stock held by Jasper B. Sanfilippo as trustee of the Jasper B. Sanfilippo, Jr. Trust, dated September 23, 1991, 32,609 shares of Class A Stock held by Jasper B. Sanfilippo as trustee of the Lisa Ann Sanfilippo Trust, dated October 4, 1991, 32,609 shares of Class A Stock held by Jasper B. Sanfilippo as trustee of the Jeffrey T. Sanfilippo Trust, dated October 4, 1991, and 32,609 shares of Class A Stock held by Jasper B. Sanfilippo as trustee of the John E. Sanfilippo Trust, dated October 2, 1991. The beneficiaries of the aforementioned trusts are the children of Jasper and Marian Sanfilippo (two of whom, Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, are executive officers and directors of our company).

(4)	Includes 21,000 shares of Common Stock held directly by Jasper B. Sanfilippo and 18,832 shares of Common Stock held by Jasper B. Sanfilippo as a co-trustee of the Sanfilippo Family Education Trust, the beneficiaries of which are the grandchildren of Jasper and Marian Sanfilippo. As co-trustee, Jasper B. Sanfilippo shares voting power over the 18,832 shares of Common Stock held in the trust.

(5)	Includes 44,044 shares of Class A Stock held by Marian Sanfilippo as co-trustee of the Jeffrey T. Sanfilippo Irrevocable Trust, dated October 6, 2006, 44,044 shares of Class A Stock held by Marian Sanfilippo as co-trustee of the Jasper B. Sanfilippo, Jr. Irrevocable Trust, dated October 6, 2006, 44,044 shares of Class A Stock held by Marian Sanfilippo as co-trustee of the John E. Sanfilippo Irrevocable Trust, dated October 6, 2006, 44,044 shares of Class A Stock held by Marian Sanfilippo as co-trustee of the James J. Sanfilippo Irrevocable Trust, dated October 6, 2006, and 44,044 shares of Class A Stock held by Marian Sanfilippo as co-trustee of the Lisa A. Evon Irrevocable Trust, dated October 6, 2006. The beneficiaries of the aforementioned trusts are the children of Jasper and Marian Sanfilippo (two of whom, Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo are executive officers and directors of our company). As co-trustee, Marian Sanfilippo shares voting power over the aggregate 220,220 shares of Class A Stock held in the aforementioned trusts.

(6)	Includes 8,152 shares of Common Stock held directly by Mrs. Sanfilippo and 18,832 shares of Common Stock held as a co-trustee of the Sanfilippo Family Education Trust, the beneficiaries of which are the grandchildren of Jasper and Marian Sanfilippo. As co-trustee, Marian Sanfilippo shares voting power over the 18,832 shares of Common Stock held in the trust.

(7)	On June 21, 2004, a Schedule 13D was filed jointly by the persons referenced in the stock table (the “Controlling Group”). The Schedule 13D was amended on March 21, 2007 and January 16, 2008. The Controlling Group made a single, joint filing to reflect the formation of a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as expressly set forth in the Schedule 13D, each member of the Controlling Group disclaims beneficial ownership of the Common Stock and Class A Stock beneficially owned by any other member of the Controlling Group.

By filing the Schedule 13D, the members of the Controlling Group provided notice (a) that they beneficially own, in the aggregate, securities controlling in excess of 50% of the voting power of our common equity and (b) that they intend to act as a group. As a result, we are a “controlled company” pursuant to Section 4350(c)(5) of the Nasdaq Marketplace Rules.

The members of the Controlling Group are deemed to beneficially own an aggregate of 1,768,496 shares of Class A Stock and 106,636 shares of Common Stock, which includes 68.1% of the total outstanding shares of Class A Stock and 19.2% of the total outstanding shares of Common Stock, assuming the conversion of all such shares of Class A Stock into an equal number of shares of Common Stock. Based on the relative voting rights of the Class A Stock and Common Stock, the Reporting Persons have or share 52.3% of the total outstanding voting power of our common equity, assuming that the applicable shares of Class A Stock are not converted into Common Stock.

The beneficial ownership of Jasper B. Sanfilippo and Marian R. Sanfilippo is described in footnotes (3), (4), (5) and (6) above. The beneficial ownership of the remainder of the Controlling Group is as follows:
     Jeffrey T. Sanfilippo: The beneficial ownership of Jeffrey T. Sanfilippo includes (a) 18,832 shares of Common Stock held as a co-trustee of the Sanfilippo Family Education Trust, the beneficiaries of which are the grandchildren of Jasper and Marian Sanfilippo, (b) options to purchase 10,250 shares of Common Stock with a weighted average exercise price of $17.430 per share on or within 60 days of September 30, 2008, (c) 10,000 shares of Common Stock held directly by Jeffrey T. Sanfilippo, (d) 692,615 shares of Class A Stock held as co-trustee of the Irrevocable Grantor-Retained Annuity Trust of Marian R. Sanfilippo dated December 5, 2007, (e) 692,616 shares of Class A Stock held as co-trustee of the Irrevocable Grantor-Retained Annuity Trust of Jasper B. Sanfilippo dated December 5, 2007, and (f) 44,044 shares of Class A Stock held as co-trustee of the Jeffrey T. Sanfilippo Irrevocable Trust, dated October 6, 2006. As co-trustee, Jeffrey T. Sanfilippo shares voting power over the 18,832 shares of Common Stock held in the Sanfilippo Family Education Trust, the 44,044 shares of Class A Stock held in the Jeffrey T. Sanfilippo Irrevocable Trust, dated October 6, 2006, the 692,615 shares of Class A Stock held in the Irrevocable Grantor-Retained Annuity Trust of Marian R. Sanfilippo, dated December 5, 2007, and the 692,616 shares of Class A Stock held in the Irrevocable Grantor-Retained Annuity Trust of Jasper B. Sanfilippo, Sr., dated December 5, 2007.
     Jasper B. Sanfilippo, Jr.: The beneficial ownership of Jasper B. Sanfilippo, Jr. includes (a) options to purchase 10,250 shares of Common Stock with a weighted average exercise price of $17.430 per share on or within 60 days of September 30, 2008, (b) 692,615 shares of Class A Stock held as co-trustee of the Irrevocable Grantor-Retained Annuity Trust of Marian R. Sanfilippo dated December 5, 2007, (c) 692,616 shares of Class A Stock held as co-trustee of the Irrevocable Grantor-Retained Annuity Trust of Jasper B. Sanfilippo dated December 5, 2007, and (d) 44,044 shares of Class A Stock held as co-trustee of the Jasper B. Sanfilippo, Jr. Irrevocable Trust, dated October 6, 2006. As co-trustee, Jasper B. Sanfilippo, Jr. shares voting power over the 44,044 shares of Class A Stock held in the Jasper B. Sanfilippo, Jr. Irrevocable Trust, dated October 6, 2006, the 692,615 shares of Class A Stock held in the Irrevocable Grantor-Retained Annuity Trust of Marian R. Sanfilippo, dated December 5, 2007, and the 692,616 shares of Class A Stock held in the Irrevocable Grantor-Retained Annuity Trust of Jasper B. Sanfilippo, Sr., dated December 5, 2007.

     Lisa A. Evon: The beneficial ownership of Lisa A. Evon includes 44,044 shares of Class A Stock held as co-trustee of the Lisa A. Evon Irrevocable Trust, dated October 6, 2006. As co-trustee, Lisa A. Evon shares voting power over the 44,044 shares of Class A Stock held in the trust.
     John E. Sanfilippo: The beneficial ownership of John E. Sanfilippo includes (a) 28,152 shares of Common Stock held directly by John E. Sanfilippo and (b) 44,044 shares of Class A Stock held as co-trustee of the John E. Sanfilippo Irrevocable Trust, dated October 6, 2006. As co-trustee, John E. Sanfilippo shares voting power over the 44,044 shares of Class A Stock held in the trust.
     James J. Sanfilippo: The beneficial ownership of James J. Sanfilippo includes (a) 692,615 shares of Class A Stock held as co-trustee of the Irrevocable Grantor-Retained Annuity Trust of Marian R. Sanfilippo dated December 5, 2007, (b) 692,616 shares of Class A Stock held as co-trustee of the Irrevocable Grantor-Retained Annuity Trust of Jasper B. Sanfilippo dated December 5, 2007, and (c) 44,044 shares of Class A Stock held as co-trustee of the James J. Sanfilippo Irrevocable Trust, dated October 6, 2006. As co-trustee, James J. Sanfilippo shares voting power over the 44,044 shares of Class A Stock held in the James J. Sanfilippo Irrevocable Trust, dated October 6, 2006, the 692,615 shares of Class A Stock held in the Irrevocable Grantor-Retained Annuity Trust of Marian R. Sanfilippo, dated December 5, 2007, and the 692,616 shares of Class A Stock held in the Irrevocable Grantor-Retained Annuity Trust of Jasper B. Sanfilippo, Sr., dated December 5, 2007.
Jeffrey T. Sanfilippo, Jasper B. Sanfilippo, Jr., Lisa A. Evon, John E. Sanfilippo and James J. Sanfilippo, as co-trustees of the aforementioned trusts dated October 6, 2006, are also the sole beneficiaries under each respective trust. The beneficiary of the Irrevocable Grantor-Retained Annuity Trust of Marian R. Sanfilippo dated December 5, 2007 is Marian R. Sanfilippo and the beneficiary of the Irrevocable Grantor-Retained Annuity Trust of Jasper B. Sanfilippo dated December 5, 2007 is Jasper B. Sanfilippo.
The information set forth in the table above and in the accompanying footnotes with respect to Marian R. Sanfilippo, Lisa A. Evon, John E. Sanfilippo and James J. Sanfilippo is based solely on the Schedule 13D/A filed by the Controlling Group on January 16, 2008.

(8)	Excludes 32,609 shares of Class A Stock held by Jasper B. Sanfilippo as trustee of the trusts described in footnote (3) above, the beneficiary of which is the individual in the table that has a reference to this footnote (8) by his or her name.

(9)	Includes 496,342 shares of Class A Stock held as trustee of the following three trusts under the Valentine Trust, dated March 26, 1991: the Trust for Michael J. Valentine under the Valentine Trust, dated March 26, 1991, and the Trust for James A. Valentine under the Valentine Trust, dated March 16, 1991, each of which owns 165,447 shares of Class A Stock, and the Trust for Mary Jo Carroll under the Valentine Trust, dated March 26, 1991, which owns 165,448 shares of Class A Stock. The beneficiaries of these trusts are the children of Mathias and Mary Valentine, including Michael J. Valentine, an executive officer and a member of our Board of Directors, and James A. Valentine, an executive officer. Includes options to purchase 10,250 shares of Common Stock with a weighted average exercise price of $17.430 per share on or within 60 days of September 30, 2008.

(10)	Michael J. Valentine and Mathias A. Valentine have formed a group as reflected by the Schedule 13Ds filed on June 21, 2004. The total beneficial ownership of the group consists of 828,930 shares of Class A Stock and options to purchase 10,250 shares of Common Stock with a weighted average exercise price of $17.430 per share on or within 60 days of September 30, 2008, which represents 31.9% of the issued and outstanding Class A Stock, and 9.5% of the issued and outstanding Common Stock assuming the conversion of all such shares of Class A Stock into an equal number of shares of Common Stock.
Based on the relative voting rights of the Class A Stock and Common Stock, Michael J. Valentine directly or indirectly controls 14.6%, while Mathias A. Valentine directly controls 9.8% of the total outstanding voting power of our common equity. In addition, the group directly controls 24.4% of the total outstanding voting power of our common equity. These percentages assume that the applicable shares of Class A Stock are not converted into Common Stock, and are calculated using ten votes per share of Class A Stock.

(11)	Includes options to purchase 10,250 shares of Common Stock with a weighted average exercise price of $17.430 per share on or within 60 days of September 30, 2008. Excludes 165,447 shares of Class A Stock held as trustee by Michael J. Valentine (Michael J. Valentine is our Chief Financial Officer and Group President and a director of our company).

(12)	Includes options to purchase 22,150 shares of Common Stock with a weighted average price of $13.070 per share on or within 60 days of September 30, 2008.

(13)	Includes options to purchase 5,000 shares of Common Stock with a weighted average exercise price of $15.960 which are exercisable by Timothy R. Donovan on or within 60 days of September 30, 2008. Excludes (a) 34,087 shares of Common Stock held by Mr. Donovan’s spouse, Elaine Karacic, as trustee of certain trusts, the beneficiaries of which are the children of Mr. Donovan and Ms. Karacic, (b) 4,564 shares of Common Stock held by Ms. Karacic as trustee of a trust, the beneficiary of which is Ms. Karacic’s sibling, and (c) 28,392 shares of Common Stock held by Ms. Karacic in her name. Mr. Donovan disclaims beneficial ownership of all of the foregoing excluded shares of Common Stock. Mr. Donovan’s mailing address is in care of Allied Waste Industries, Inc., 18500 N. Allied Way, Phoenix, Arizona 85054.

(14)	Includes options to purchase 7,500 shares of Common Stock with a weighted average exercise price of $12.168 which are exercisable by Governor Jim Edgar on or within 60 days of September 30, 2008.

(15)	Includes options to purchase 1,500 shares of Common Stock with a weighted average exercise price of $14.240 per share on or within 60 days of September 30, 2008 which are exercisable by Daniel M. Wright on or within 60 days of September 30, 2008.

(16)	The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2008, filed by Pekin Singer Strauss Asset Management dated July 17, 2008. The principal office of Pekin Singer Strauss Asset Management is 21 South Clark Street, Suite 3325, Chicago, Illinois 60603.

(17)	The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2008, filed by Dimensional Fund Advisors LP dated August 14, 2008. The principal office of Dimensional Fund Advisors LP is 1299 Ocean Avenue, Santa Monica, California 90401.

(18)	The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2008, filed by Pennant Capital Management, LLC dated August 1, 2008. The principal office of Pennant Capital Management, LLC is 26 Main Street, Chatham, New Jersey 07928.

(19)	The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2008, filed by Advisory Research, Inc. dated August 13, 2008. The principal office of Advisory Research, Inc. is 180 North Stetson, Suite 5500, Chicago, Illinois 60601.

(20)	Includes options to purchase a total of 131,400 shares of Common Stock (including the options referred to in footnotes 7, 9, 10, 11, 12, 13, 14 and 15 above) at prices ranging from $3.438 to $32.30 per share which are exercisable by certain of the directors and executive officers on or within 60 days of September 30, 2008.
PROPOSAL 1: ELECTION OF DIRECTORS
Eight directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified. Two of such directors are to be elected by the holders of Common Stock voting as a class and the remaining six directors are to be elected by the holders of Class A Stock voting as a class. While the Board of

Directors does not contemplate that any nominee for election as a director will not be able to serve, if any of the nominees for election shall be unable or shall fail to serve as a director, the holders of proxies shall vote such proxies for such other person or persons as shall be determined by such holders in their discretion or, so long as such action does not conflict with the provisions of our Restated Certificate relating to the proportion of directors to be elected by the holders of Common Stock, the Board of Directors may, in its discretion, reduce the number of directors to be elected.
The Board of Directors recommends that the stockholders vote “FOR” each of the nominees listed herein.
NOMINEES FOR ELECTION BY THE HOLDERS OF COMMON STOCK
The name of and certain information regarding each nominee for election to our Board of Directors by the holders of Common Stock, as reported to us, is set forth below.
Governor Jim Edgar, Director, age 62 – Gov. Edgar is currently a Distinguished Fellow at the University of Illinois Institute of Government and Public Affairs where he is also a teacher and lecturer. He has been in this position since January 1999. He was also a Resident Fellow at the John F. Kennedy School of Government at Harvard University during the 1999 fall semester. Gov. Edgar served as Governor of the State of Illinois from January 14, 1991, through January 11, 1999. Prior to his election, Gov. Edgar served as the Illinois Secretary of State from 1981 to 1991. Gov. Edgar’s retirement from public office marked 30 years of state government service. Gov. Edgar serves on the board of directors of Alberto Culver Company, Horizon Group Properties, Inc. and Youbet.com, Inc. Gov. Edgar has been a member of our Board of Directors since October 1999 and is a member of our Audit Committee and our Compensation Committee and is the chairman of our Corporate Governance Committee (the “Governance Committee”).
Daniel M. Wright, Director, age 70 – Mr. Wright currently serves on the board of directors of RC2 Corporation, where he is the Chairman of the audit committee. Mr. Wright previously worked for Arthur Andersen LLP for 37 years as an auditor, where his clients consisted of privately-held and registered public companies. Mr. Wright was a Partner with Arthur Andersen from 1973 through August 1998, and became a certified public accountant in 1968. Throughout his career, and since his retirement in 1998, Mr. Wright has been active in numerous civic and philanthropic organizations. Mr. Wright has been a member of our Board of Directors since October 2005 and is a member of our Compensation Committee and our Governance Committee and is the chairman of our Audit Committee.
NOMINEES FOR ELECTION BY THE HOLDERS OF CLASS A STOCK
The name of and certain information regarding each nominee for election to our Board of Directors by the holders of Class A Stock, as reported to us, is set forth below.
Jasper B. Sanfilippo, Chairman of the Board, age 77 – Mr. Sanfilippo was employed by us from 1953 to his retirement as an employee of our company in January 2008. Mr. Sanfilippo served as our President from 1982 to December 1995 and was our Treasurer from 1959 to October 1991. He became our Chairman of the Board and Chief Executive Officer in October 1991 and has been a member of our Board of Directors since 1959. Mr. Sanfilippo was also a member of our Compensation Committee until April 28, 2004 and was a member of the Stock Option Committee until February 27, 1997 (when that Committee was disbanded). Mr. Sanfilippo resigned as Chief Executive Officer of our company in November 2006 and as our employee Chairman of the Board on January 10, 2008. Mr. Sanfilippo is the father of Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, both of whom are executive officers and directors of our company, the brother-in-law of Mathias A. Valentine, a director of our company, the uncle of Michael J. Valentine, a director and an executive officer of our company, and James A. Valentine, an executive officer of our company. Mr. Sanfilippo is also the uncle by marriage of Timothy R. Donovan, a director of our company.
Jasper B. Sanfilippo, Jr., Chief Operating Officer, President, Treasurer and Assistant Secretary and Director, age 40 – Mr. Sanfilippo was appointed as a member of the Board of Directors in December 2003 upon the recommendation of our senior management and the unanimous approval of the Board of Directors. Mr. Sanfilippo has been employed by us since 1992 and in 2001 was named Executive Vice President Operations, retaining his position as Assistant Secretary, which he assumed in December 1995. He became our Senior Vice President Operations in August 1999 and served as

Vice President Operations between December 1995 and August 1999. Prior to that, Mr. Sanfilippo was the General Manager of our Gustine, California facility beginning in October 1995, and from June 1992 to October 1995 he served as Assistant Treasurer and worked in our Financial Relations department. On May 8, 2006, our company’s Board of Directors approved a succession plan finalized and adopted at the Board of Directors meeting held on November 6, 2006. From and after November 6, 2006, Mr. Sanfilippo has served as our Chief Operating Officer and President. In February 2007, Mr. Sanfilippo was appointed as Treasurer of our company. Mr. Sanfilippo is the son of Jasper B. Sanfilippo, our Chairman of the Board, the nephew of Mathias A. Valentine, a member of the Board of Directors, the brother of Jeffrey T. Sanfilippo and the cousin of Michael J. Valentine, both of whom are executive officers and members of the Board of Directors, and James A. Valentine, one of our executive officers. Mr. Sanfilippo is also a first cousin by marriage of Timothy R. Donovan, a member of our Board of Directors.
Jeffrey T. Sanfilippo, Chief Executive Officer and Director, age 45 – Mr. Sanfilippo has been employed by us since 1991 and was named our Executive Vice President Sales and Marketing in January 2001. Mr. Sanfilippo became a director of our company in August 1999. He served as Senior Vice President Sales and Marketing from August 1999 to January 2001 and as General Manager West Coast Operations from September 1991 to September 1993. He served as Vice President West Coast Operations and Sales from October 1993 to September 1995. He served as Vice President Sales and Marketing from October 1995 to August 1999. On May 8, 2006, our company’s Board of Directors approved a succession plan finalized and adopted at the Board of Directors meeting held on November 6, 2006. From and after November 6, 2006, Mr. Sanfilippo has served as our Chief Executive Officer. Mr. Sanfilippo is the son of Jasper B. Sanfilippo, our Chairman of the Board, the nephew of Mathias A. Valentine, a director of our company, the brother of Jasper B. Sanfilippo, Jr., an executive officer and director, the cousin of Michael J. Valentine, an executive officer and director, and James A. Valentine, an executive officer. Mr. Sanfilippo is also a first cousin by marriage of Timothy R. Donovan, a director of our company.
Mathias A. Valentine, Director, age 75 – Mr. Valentine had been employed by us since 1960 and was named our President in December 1995. He served as our Secretary from 1969 to December 1995, as our Executive Vice President from 1987 to October 1991 and as our Senior Executive Vice President and Treasurer from October 1991 to December 1995. He has been a member of our Board of Directors since 1969. Mr. Valentine was also a member of our Compensation Committee until April 28, 2004 and was a member of the Stock Option Committee until February 27, 1997 (when that Committee was disbanded). Mr. Valentine retired from our company on January 3, 2006. Mr. Valentine is the brother-in-law of Jasper B. Sanfilippo, our Chairman of the Board, the father of Michael J. Valentine, a director and an executive officer, and James A. Valentine, an executive officer. Mr. Valentine is the uncle of Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, both of whom are executive officers and directors of our company. Mr. Valentine is also the uncle by marriage of Timothy R. Donovan, a director of our company.
Michael J. Valentine, Chief Financial Officer, Group President and Secretary and Director, age 49 – Mr. Valentine has been employed by us since 1987 and in January 2001 was named Executive Vice President Finance, Chief Financial Officer and Secretary. Mr. Valentine was elected as a director of our company in April 1997. Mr. Valentine served as our Senior Vice President and Secretary from August 1999 to January 2001. He served as Vice President and Secretary from December 1995 to August 1999. He served as our Assistant Secretary and General Manager of External Operations from June 1987 and 1990, respectively, to December 1995. On May 8, 2006, our company’s Board of Directors approved a succession plan, which was finalized and adopted at the Board of Directors meeting held on November 6, 2006. Pursuant to the succession plan, Mr. Valentine was elected as our company’s Chief Financial Officer and Group President. In February 2007, Mr. Valentine was appointed as Secretary of our company. Mr. Valentine is the son of Mathias A. Valentine, a director of our company, the brother of James A. Valentine, an executive officer of our company, the nephew of Jasper B. Sanfilippo, our Chairman of the Board, and cousin of Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, both of whom are executive officers and directors. Mr. Valentine is also a first cousin by marriage of Timothy R. Donovan, a director of our company.

Timothy R. Donovan, Director, age 52 – Mr. Donovan was named the Executive Vice President, General Counsel, and Corporate Secretary for Allied Waste Industries in April 2007. Mr. Donovan served in various senior positions with Tenneco Inc. (formerly known as Tenneco Automotive Inc.) from July 1999 until his resignation in February 2007, most recently as Executive Vice President, Strategy and Business Development, and General Counsel. In addition to his duties as General Counsel, Mr. Donovan also served as Managing Director of portions of Tenneco’s international operations from May 2001 through July 2005, including Asia (2001 through 2005), Australia (2004 through 2005) and South America (2001 through 2004), as a member of Tenneco’s board of directors from March 2004 until February 2007 and as a member of Tenneco’s Office of the Chief Executive from July 2006 until January 2007. Mr. Donovan was a partner in the law firm of Jenner & Block LLP from 1989 until his resignation in September 1999, and from approximately 1997 through 1999 served as the Chairman of the firm’s Corporate and Securities Department and as a member of its Executive Committee. Mr. Donovan joined Jenner & Block LLP in 1982 after serving as a staff trial attorney at the Chicago District Counsel’s Office of the Internal Revenue Service. Mr. Donovan was elected as a member of our Board of Directors in October 1999 and serves as a member of our Audit Committee, a member of our Corporate Governance Committee and the chairman of our Compensation Committee. Mr. Donovan is a nephew by marriage of Mr. Jasper B. Sanfilippo and Mr. Mathias A. Valentine, both directors of our company, and the first cousin by marriage of Jasper B. Sanfilippo, Jr., Jeffrey T. Sanfilippo, Michael J. Valentine and James A. Valentine, each of whom is an executive officer and certain of whom are also directors.
CORPORATE GOVERNANCE
Director Independence
On June 21, 2004, Jasper B. Sanfilippo, his spouse Marian Sanfilippo and their five children (two of whom are directors and executive officers of our company) jointly filed a Schedule 13D indicating their intention to act together as a group. The Schedule 13D was amended on March 21, 2007 and January 16, 2008. This group beneficially owns shares entitled to cast 52.3% of votes eligible to be cast on matters submitted to stockholders generally (other than the election of directors which are elected as described above). Accordingly, under Nasdaq Marketplace Rule 4350(c)(5), we qualify as a “controlled company.” Pursuant to the provisions of the Nasdaq rules applicable to controlled companies, we are not required to have (a) a majority of independent directors, (b) a nominations committee comprised solely of independent directors, or (c) a compensation committee comprised solely of independent directors. Nevertheless, three of our nominees for election to the Board of Directors are independent, and our Compensation Committee and Governance Committee are comprised solely of independent directors.
A director is independent, under Nasdaq Marketplace Rule 4200(a)(15) if (a) neither he, she nor certain members of his or her family has been an executive officer of our company within the previous three years; (b) he or she has not been an employee of the company at any time in the previous three years; (c) neither he, she nor certain family members have accepted compensation from the company (outside of certain identified compensation, such as payment for board service) in excess of $120,000 in any twelve month period within the previous three years; (d) neither he, she nor certain family members is a partner, controlling stockholder, or executive officer of an organization to which the company made or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more (except solely from investments in the company’s securities and payments under non-discretionary charitable contribution matching programs); (e) neither he, she nor certain family members is an executive officer of another entity where at any time during the past three years any of the executive officers of the company served of the compensation committee of such other entity; (f) neither he, she nor certain family members is a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years; and (g) he or she does not have, in the opinion of the board of directors, any relationships which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A family member is defined by Nasdaq Marketplace Rule 4200(a)(14) as including a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home. Each of Jasper B. Sanfilippo and Mathias A. Valentine is an uncle by marriage of Timothy R. Donovan and the Management Team members are cousins of Timothy R. Donovan by marriage. However, because Timothy R. Donovan is not considered a “family member” pursuant to the

Nasdaq rules, and, for the reasons discussed below, he qualifies as an independent director pursuant to Nasdaq Marketplace Rule 4200(a)(15).
Independence of the Board of Directors
The Board of Directors has determined that Governor Jim Edgar, Daniel M. Wright, and Timothy R. Donovan are independent under Nasdaq Marketplace Rule 4200(a)(15) and that such directors have no material relationships with our company that would compromise their independence. At the Board of Directors meeting held on November 5, 2007, our Board of Directors reviewed the independence of the non-management directors in accordance with Nasdaq Marketplace Rule 4200(a)(15). In carrying out that review, our Board of Directors sought to determine whether there are or have been any relationships which would interfere with Gov. Jim Edgar, Daniel M. Wright, and Timothy R. Donovan’s exercise of independent judgment in carrying out their responsibilities as directors. Specifically, our Board of Directors focused on their relationships with employees of our company and whether they, their family members or entities in which they have a significant interest, paid or received payments for property or services to or from our company. In particular, our Board of Directors considered Timothy R. Donovan’s familial relationship with certain members of the Management Team, Jasper B. Sanfilippo, Mathias A. Valentine and Roseanne Christman, and unanimously concluded that such relationship did not impact Timothy R. Donovan’s independence because, among other reasons: (a) his relationship with the Management Team, Jasper B. Sanfilippo, Mathias A. Valentine and Roseanne Christman is sufficiently distant, in that the relationships to those individuals are based upon marriage; and (b) in his role and experience as general counsel of another public company, he has a full understanding of his responsibilities in respect to being an independent director.
Independence of the Compensation Committee and Corporate Governance Committee
As a controlled company, we are not required to maintain independent committees overseeing our compensation and nominating policies and practices. However, as a matter of good corporate governance, the Board of Directors has nevertheless determined that the best interests of our company and its stockholders are served by adopting such practices.
The Compensation Committee is comprised of Timothy R. Donovan, Chairman, Gov. Jim Edgar and Daniel M. Wright. The Governance Committee is comprised of Gov. Jim Edgar, Chairman, Daniel M. Wright and Timothy R. Donovan. Each member of the Compensation Committee and Governance Committee is an “independent director” as defined in Section 4200(a)(15) of the Nasdaq Marketplace Rules.
Independence of the Audit Committee
The Board of Directors has determined that (a) each member of the Audit Committee is an “independent director” as defined in Section 4200(a)(15) of the Nasdaq Marketplace Rules and (b) each member of the Audit Committee is “independent” for purposes of Section 10A of the Exchange Act.
Board Meetings and Committees
Board of Directors
Our Board of Directors met nine times during fiscal 2008. All directors attended at least 75% of such meetings and the committees of the Board of Directors on which they served, and all directors attended the 2007 annual meeting of stockholders. Standing committees of the Board of Directors include the Audit Committee, the Compensation Committee and the Governance Committee. Each committee has adopted a charter which governs their activities. These committee charters are available on our website at www.jbssinc.com.
Compensation Committee
On April 28, 2004, the Board of Directors approved the termination of the Compensation Committee and the creation of the Compensation Nominating and Governance Committee (the “CNG Committee”). On November 5, 2007 (during fiscal 2008) the Board of Directors approved the termination of the CNG Committee and created two separate committees, the

Compensation Committee and the Governance Committee. The Compensation Committee is comprised of Timothy R. Donovan, Chairman, Gov. Jim Edgar and Daniel M. Wright, who are independent directors as described above. The CNG Committee held five meetings during fiscal 2008 and the Compensation Committee held two meetings during fiscal 2008.
The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the salaries, equity and other compensation of executive officers and non-management directors. The Compensation Committee may solicit recommendations as to compensation of directors and executive officers from other members of the Board of Directors and executive officers. The Compensation Committee may review market comparisons of the compensation of the Chief Executive Officer and other executive officers that are prepared by its compensation consultant and our company. In carrying out its purposes, the Compensation Committee is authorized to take all actions that it deems necessary or appropriate and may draw upon and direct such internal resources of the company and may engage such compensation consultants, search firms, legal advisors and other advisors as it shall deem desirable from time to time, at the cost and expense of the company. The Compensation Committee has the sole authority to retain and terminate any such consultant, firm or advisor, including the sole authority to determine fees and terms of retention.
In fiscal 2008, the CNG Committee engaged ExeQuity LLP (“ExeQuity”), an independent compensation consultant, to review proposed fiscal 2008 base salaries, conduct certain market analysis, review the proposed Sanfilippo Value Added Plan (the “SVA Plan”) and related targets, advise the CNG Committee with respect to 2008 stock option grants pursuant to the 1998 Plan, review the proposed 2008 Equity Incentive Plan and advise the Compensation Committee on the compensation of non-management directors. The results of ExeQuity’s review were used by the CNG Committee in determining executive officer and non-management director compensation.
The Compensation Committee is also authorized to delegate to a subcommittee thereof the responsibilities provided for under its charter, so long as the member or members of such subcommittee are independent directors as contemplated by its charter.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2008, Gov. Jim Edgar (the Chairman of the CNG Committee until the CNG Committee was terminated on November 5, 2007), Timothy R. Donovan (the Chairman of the Compensation Committee) and Daniel M. Wright served as the sole members of the CNG Committee and Compensation Committee. Neither Governor Jim Edgar, Daniel M. Wright nor Timothy R. Donovan (a) was, during the fiscal year, an officer or employee of the company, (b) was formerly an officer of the company, or (c) had any related party transactions with the company other than those listed below.
Roseanne Christman, Director of Corporate Marketing – Private Brands, is the sister-in-law of Timothy R. Donovan. Roseanne Christman’s total compensation for fiscal 2008 was $184,227 including $42,925 related to incentive plan compensation pursuant to our company’s SVA Plan. The CNG Committee, of which Mr. Donovan is a member, did not set Roseanne Christman’s salary. However, the Audit Committee reviews and approves her salary along with other related persons. See “Review of Related Party Transactions” below.
No executive officer of our company served on any board of directors or compensation committee of any other company for which any of our directors served as an executive officer at any time during fiscal year 2008.
Corporate Governance Committee
On April 28, 2004, the Board of Directors approved the termination of the Compensation Committee and the creation of the CNG Committee. On November 5, 2007, the Board of Directors approved the termination of the CNG Committee and created the Compensation Committee and the Governance Committee. The Governance Committee was formed in order to, among other things, help assist our company in further refining its corporate governance policies and procedures. The Governance Committee is comprised of Gov. Jim Edgar, Chairman, Timothy R. Donovan and Daniel M. Wright, who are independent directors as described above. The CNG Committee held five meetings during fiscal 2008 and the Governance Committee held one meeting during fiscal 2008.
The Governance Committee screens candidates considered for election to the Board of Directors. The Governance Committee makes recommendations on matters related to the practices, policies and procedures of the Board of Directors and takes a leadership role in shaping our system of corporate governance. As part of its duties, the Governance Committee assesses the size, structure and composition of the Board of Directors and committees of the Board of Directors and coordinates evaluation of the Board of Directors’ performance.
Audit Committee
The company has a separately-designated standing audit committee. The Audit Committee provides oversight on matters relating to accounting, financial reporting, internal control, auditing and regulatory compliance activities. The Audit Committee also has sole authority to retain and terminate the Independent Registered Public Accounting Firm that audits our annual consolidated financial statements, evaluates the independence of the auditors, and arranges with the auditors the scope of the audit to be undertaken by them. In addition, this committee reviews our audited financial statements with management and the Independent Registered Public Accounting Firm, recommends whether such audited financial statements should be included in our Annual Report on Form 10-K and prepares a report to stockholders to be included in our proxy statement. Further, the Audit Committee reviews related party transactions for potential conflict of interest situations and makes inquiries as to whether such transactions would stand the test of competitive bids or arms length negotiations with an independent party. The Audit Committee is comprised of Daniel M. Wright, Chairman, Timothy R. Donovan and Gov. Jim Edgar. The Audit Committee held six meetings during fiscal 2008.
The Board of Directors has determined that (a) each member of the Audit Committee is an “independent director” as defined in Section 4200(a)(15) of the Nasdaq Marketplace Rules, (b) each member of the Audit Committee is “independent” for purposes of Section 10A of the Exchange Act, and (c) Mr. Wright, the Chairman of the Audit Committee, and Mr. Donovan, a member of the Audit Committee, are “audit committee financial experts” as defined by the Securities and Exchange Commission (the “Commission”). With respect to its assessment of whether Messrs. Wright and Donovan are “audit committee financial experts”, the Board of Directors, considered, among other things, Messrs. Wright and Donovan’s experience as described under “Nominees for Election by the Holders of Common Stock” and “Nominees for Election by the Holders of Class A Stock”, respectively.
Stockholder Communication with Directors
We recognize the importance of providing our stockholders with the ability to communicate with members of the Board of Directors. Accordingly, we have established a policy for stockholder communications with directors. This policy is not intended to cover communications of complaints regarding accounting or auditing matters, with respect to which we have established the “Anonymous Incident Reporting System for Accounting and Auditing Matters,” which is posted on our website at www.jbssinc.com. Stockholders wishing to communicate with the Board of Directors as a whole, or with certain directors individually, may do so by sending a written communication to the following address:
John B. Sanfilippo & Son, Inc.
Stockholder Communications with Directors
Attn: Corporate Secretary
1703 N. Randall Road
Elgin, Illinois 60123-7820
Each stockholder communication should include an indication of the submitting stockholder’s status as a stockholder and eligibility to submit such communication. Each such communication will be received for handling by our Secretary for the sole purpose of determining whether the contents represent a communication to the Board of Directors or an individual director. The Secretary will maintain originals of each communication received and provide copies to the addressee(s) and any appropriate committee(s) or director(s) based on the expressed desire of the communicating stockholder. The Board of Directors or the applicable individual director may elect to respond to the communication as each deems appropriate.
Director Attendance at Meetings
It is expected that each member of the Board of Directors will be available to attend all regularly scheduled meetings of the Board of Directors and any committees on which the director may serve, as well as our annual meeting of stockholders, after taking into consideration the director’s other business and professional commitments. Each director is expected to make his or her best effort to attend all special Board of Directors and committee meetings.

DIRECTOR NOMINATIONS
Director Qualifications
While there is no single set of characteristics required to be possessed by each member of the Board of Directors, the Governance Committee will consider whether to nominate a candidate for director based on a variety of criteria, including: (a) the candidate’s personal integrity; (b) whether the candidate has demonstrated achievement in one or more forms of business, professional, governmental, communal, scientific or educational endeavors sufficient to enable the candidate to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making in the array of complex issues facing our company; (c) the level of familiarity of the candidate with our business and competitive environment; (d) the ability of the candidate to function effectively in an oversight role; (e) the candidate’s understanding of the issues affecting public companies of a size and complexity commensurate with our business; and (f) whether the candidate has, and is prepared to devote, adequate time to the Board of Directors and its committees. Under exceptional and limited circumstances, the Governance Committee may approve the candidacy of a candidate notwithstanding the foregoing criteria if the Governance Committee believes the service of such nominee is in our best interests and those of our stockholders. In addition, the Governance Committee will ensure that:
•	at least three of the directors serving at any time on the Board of Directors are independent, as defined under the rules of the principal stock market on which our common shares are listed for trading;

•	all three of the directors satisfy the financial literacy requirements required for service on the audit committee under the rules of the principal stock market on which our common shares are listed for trading;

•	at least one of the directors qualifies as an audit committee financial expert under the rules of the Commission; and

•	at least one of the independent directors has experience as a senior executive of a public or substantial private company.
However, the Governance Committee considers certain items to be minimum requirements for nomination to our Board of Directors. Those requirements are: (a) a commitment to the duties and responsibilities of a director, (b) the ability to contribute meaningfully to the Board of Directors’ supervisory management of the company and its officers, and (c) an outstanding record of integrity in prior professional activities.
In selecting a nominee for our Board of Directors, the Governance Committee may receive suggestions from many groups including, but not limited to the company’s current and former executive officers and current and former board members, which may or may not be in response to a request from the Governance Committee. As described below, the Governance Committee will also consider nominations from stockholders. From time to time, the Governance Committee may engage a third party for a fee to assist it in identifying potential director candidates.
The Governance Committee may then evaluate the potential nominee using information collected from a variety of sources. Those sources include, but are not limited to, publicly available information, information provided by knowledgeable members of the company and information provided by the candidate. The Governance Committee may contact the potential nominee to determine his or her interest and willingness to serve as a director and may conduct one or more in person or telephonic interviews with the candidate. The Governance Committee may contact references of the candidate or other members of the professional community who may have relevant knowledge of the candidate’s qualifications and successes. The Governance Committee may compare the information to all such information collected for other potential candidates.

Nominations of Directors by Stockholders
The Governance Committee does not solicit, but will consider, nominees for director submitted by holders of our Common Stock and Class A Stock. The Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders as it uses for all other candidates, although the number of shares held and the length of time such shares have been held may be considered by the Governance Committee.
Stockholders wishing to have the Governance Committee consider a director nominee may do so by sending the nominee’s name, biographical information and qualifications to the Governance Committee in care of the Secretary, John B. Sanfilippo & Son, Inc., 1703 N. Randall Road, Elgin, Illinois 60123-7820. Under our company’s Bylaws, all director nominations submitted by our stockholders must provide (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (b) the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. In addition, such notice shall include, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on our company’s books, and of such beneficial owner, (b) the class and number of shares stock of our company which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of stock of our company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the nominee, and (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of our company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing requirements will be deemed satisfied by a stockholder if the stockholder has notified our company of his, her or its intention to present a nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s nomination has been included in a proxy statement that has been prepared by our company to solicit proxies for such annual meeting. Our company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of our company.
Please see “Stockholder Proposals for the 2009 Annual Meeting” below for the notice deadlines for stockholder nominations to be considered for inclusion in our company’s proxy materials and stockholder nominations to be presented at the 2009 annual meeting (but not to be included in our company’s proxy materials).
AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP (PwC), the company’s Independent Registered Public Accounting Firm for fiscal 2008, the company’s audited financial statements as of June 26, 2008, and for the year ending on that date. Management is responsible for the company’s financial reporting process, including maintaining a system of internal controls, and for preparing the consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP). PwC is responsible for auditing those financial statements and for expressing an opinion on the conformity of the financial statements with GAAP. In addition, in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee reviewed and discussed with management, the company’s internal auditors and PwC, management’s report on the operating effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, including PwC’s related report.
The Audit Committee has also discussed with PwC the matters required by Statement on Auditing Standards No. 114, The Auditors’ Communication with Those Charged with Governance, by the Auditing Standards Board of the American Institute of Certified Public Accountants (which Statement on Auditing Standards superseded Statement on Auditing Standards No. 61, Communication with Audit Committees). In addition, the Audit Committee has received and reviewed the written disclosures from PwC required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board. The Audit Committee also has discussed with PwC its independence, including the compatibility of non-audit services with maintaining PwC’s independence. Based on the foregoing discussions and reviews, the Audit Committee has satisfied itself as to the independence of PwC.

In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in the company’s Annual Report on Form 10-K for the year ended June 26, 2008, for filing with the Commission.
Respectfully submitted by the members of the Audit Committee of the Board of Directors.
Daniel M. Wright, Chairman
Timothy R. Donovan
Governor Jim Edgar
The information contained in the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation of Directors
During fiscal 2008, compensation to directors who were not employees of our company was paid at the rate of $31,200 per year plus $1,600 for each Board of Directors or committee meeting attended and $1,100 for each telephonic meeting of the Board of Directors or committee meeting in which they participated. In addition, the Audit Committee Chairman was paid at the rate of $10,400 per year, the CNG Committee Chairman was paid at a rate of $5,200 per year through the first two quarters of fiscal 2008 at which time the CNG Committee was terminated, the Compensation Committee Chairman was paid at a rate of $10,400 per year beginning in the third quarter of fiscal 2008 at which time the Compensation Committee was established and the Governance Committee Chairman was paid at a rate of $5,200 per year beginning in the third quarter of fiscal 2008 at which time the Governance Committee was established. Directors are also reimbursed for their reasonable expenses incurred in attending such meetings. Directors who are employees of our company receive no additional compensation for their services as directors.
Under the 1998 Equity Incentive Plan, as amended (the “1998 Plan”), a director who was not an employee of our company, our subsidiary, or any of their affiliates (an “Outside Director”) was granted an option to purchase 1,000 shares of Common Stock on the date of his or her election to the Board of Directors, and on each date of his or her re-election to the Board of Directors. Although Jasper B. Sanfilippo and Mathias A. Valentine are Outside Directors, they were not eligible to participate in the 1998 Plan. Options granted to Outside Directors under the 1998 Plan were granted at an exercise price equal to the Fair Market Value (as defined in the 1998 Plan) of a share of Common Stock on the date of grant and become exercisable in equal increments of 250 shares of Common Stock on the first four anniversaries of the date of grant and expire ten years following the date of grant. On November 5, 2007, Mr. Wright, Mr. Donovan and Gov. Edgar each were granted an option to purchase up to 1,000 shares of Common Stock at an exercise price of $8.75 per share under the 1998 Plan.
The aggregate compensation paid to or earned by non-employee directors during fiscal 2008 was $291,979, as detailed in the following table:

Director Compensation for Fiscal Year 2008

			Committee
	Total	Cash	Chairman	Meeting	Stock
	Compensation	Retainer	Retainer	Fees	Options(1)
Director	$	$	$	$	$
Timothy R. Donovan(2)	81,584	31,200	10,400	31,800	8,184
Governor Jim Edgar(3)	76,384	31,200	5,200	31,800	8,184
Daniel M. Wright(4)	73,211	31,200	5,200	31,800	5,011
Mathias A. Valentine(5)	40,900	31,200	0	9,700	0
Jasper B. Sanfilippo(6)	19,900	15,600	0	4,300	0

	291,979	140,400	20,800	109,400	21,379

(1)	The amounts in the Stock Option column reflect the dollar amount recognized for financial statement reporting purposes for the year ended June 26, 2008, in accordance with SFAS 123R and include amounts attributable to stock options granted under our 1998 Plan, without regard to the possibility of forfeitures. A discussion of the assumptions used in calculating the amounts shown in the column may be found in Note 9 to our audited consolidated financial statements for the year ended June 26, 2008, included in our Annual Report on Form 10-K filed with the Commission on August 28, 2008. The grant date fair value on November 5, 2007, of the 1,000 stock options awarded to each director in fiscal 2008, with the exception of Mathias A. Valentine and Jasper B. Sanfilippo who are not eligible to participate in the 1998 Plan, was $4,944. These amounts reflect our company’s accounting expense for these awards for accounting purposes and do not correspond to the actual value, if any, that may be recognized by the directors.

(2)	As of June 26, 2008, Mr. Donovan had 6,500 stock options outstanding.

(3)	As of June 26, 2008, Gov. Edgar had 9,000 stock options outstanding.

(4)	As of June 26, 2008, Mr. Wright had 3,000 stock options outstanding.

(5)	Mr. Valentine retired as our President on January 3, 2006. At that time, he became entitled to the compensation paid to our non-employee directors, except that Mr. Valentine was not eligible to participate in the 1998 Plan.

(6)	Mr. Sanfilippo retired as an employee of our company on January 10, 2008. At that time, he became entitled to the compensation paid to our non-employee directors, except that Mr. Sanfilippo was not eligible to participate in the 1998 Plan.
COMPENSATION DISCUSSION AND ANALYSIS
The following is a discussion of our compensation paid to Jeffrey T. Sanfilippo, our Chief Executive Officer, Jasper B. Sanfilippo, Jr., our Chief Operating Officer and President, Michael J. Valentine, our Chief Financial Officer and Group President, James A. Valentine, our Chief Information Officer and Walter R. Tankersley, our Senior Vice President of Industrial Sales (the foregoing, the “named executive officers”) and an analysis of the compensation decisions affecting our named executive officers during fiscal year 2008. Pursuant to a succession plan adopted by our Board of Directors, in November 2006, Jasper B. Sanfilippo resigned as our Chief Executive Officer and Jeffrey T. Sanfilippo, Jasper B. Sanfilippo, Jr., Michael J. Valentine and James A. Valentine (the “Management Team”) were appointed to their respective positions. Jasper B. Sanfilippo became our non-employee Chairman of the Board in January 2008. The resignation of Jasper B. Sanfilippo as our Chief Executive Officer and the subsequent election of the Management Team to their respective positions marked a historic change in our company, as the next generation of members of the Sanfilippo and Valentine families assumed oversight of our company’s day-to-day operations.

Publicly Traded and Family-Owned
In 1922, Gaspare Sanfilippo and his son, John Sanfilippo, founded our company as a small storefront pecan shelling operation located in Chicago, Illinois. In 1959, our company began to diversify by beginning to roast a variety of nut types. In 1963, Jasper Sanfilippo, Gaspare Sanfilippo’s grandson and our current Chairman of the Board, assumed the management of our company. Over the next forty years, Jasper Sanfilippo, along with Mathias A. Valentine, Jasper Sanfilippo’s brother-in-law and current member of the board, expanded our company from a storefront operation in Chicago, Illinois, to a publicly traded nut company with operations located in Illinois, Texas, Georgia, California and North Carolina.
Unlike most other publicly traded companies, our company remains largely family owned and controlled. As discussed elsewhere in this proxy statement, the Sanfilippo and Valentine families control 52.3% and 24.3%, respectively, of the voting control of our company. In addition, our Board and our company’s management continue to be comprised of members of the Sanfilippo and Valentine families. Jasper B. Sanfilippo is the father of (and Mathias A. Valentine is the uncle of) Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr. Mathias A. Valentine is the father of (and Jasper B. Sanfilippo is the uncle of) Michael J. Valentine and James A. Valentine.
Because the Sanfilippo family controls 52.3% of voting control of our company, under Nasdaq Marketplace Rule 4350(c)(5), we qualify as a “controlled company.” In accordance with the provisions of the Nasdaq rules applicable to controlled companies, we are not required to have a compensation committee comprised solely of independent directors. Even though our company is not required to have an independent compensation committee, we nonetheless decided to comply voluntarily with the Nasdaq provision. Accordingly, our Compensation Committee is comprised of Timothy R. Donovan, Daniel M. Wright and Governor Jim Edgar, all of whom are independent directors under Nasdaq rules. As discussed below, when making decisions regarding the compensation of the named executive officers and other members of our executive team, the unique structure of our company impacts the Compensation Committee’s decision-making process.
The Role of the Compensation Committee
The Compensation Committee of the Board of Directors, among other things, administers our company’s executive compensation program. The purpose of the Compensation Committee is as follows:
•	To oversee the establishment of annual, long-term and other performance goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers;

•	Evaluate the performance of the Chief Executive Officer and other executive officers;

•	Review and recommend to the Board of Directors for approval the manner and amount of compensation and all other employment related terms and agreements with respect to the Chief Executive Officer and all other executive officers;

•	Review and recommend to the Board of Directors for approval retirement, health and welfare and other benefit plans, policies and arrangements for the named executive officers of our company;

•	Administer all stock option, equity-related, incentive and other performance-related compensation plans and grant stock options and other awards; and

•	Review from time to time market comparisons of the compensation of the Chief Executive Officer and other executive officers.
Our company’s compensation philosophy is based upon principles designed to align executive compensation with our company’s objectives, management initiatives and business financial performance. In making decisions with respect to executive compensation, the Board of Directors and the Compensation Committee apply the following key principles, among others:
•	Total compensation should be comparable (yet conservative) to that paid by our company’s primary competitors, to enable our company to attract and retain key executives critical to our success;

•	Our company should reward executives for long-term strategic management and the enhancement of stockholder value;

•	Our company should support a performance-oriented environment that rewards performance based on our company’s performance and the individual executive’s performance; and

•	Our total compensation structure should balance the costs and benefits associated with short-term versus long-term compensation and cash versus non-cash compensation to achieve continuous improvement in financial performance and enhance employee retention and recruiting.
With respect to all areas of compensation, the Compensation Committee regularly communicates with management. For example, management is usually present for a portion of every Compensation Committee meeting. This allows the Compensation Committee to solicit management’s feedback regarding various compensation matters, such as management’s views regarding salary increases, equity compensation and the components of the SVA Plan.
Overview of Fiscal 2008 Executive Compensation Program
Our total compensation program for the named executive officers and other executive officers in fiscal 2008 consisted of both cash and equity based compensation in the form of stock options. Each executive officer’s annual cash compensation is comprised of a base salary and eligibility for annual incentive compensation under the SVA Plan, which rewards participants for year-over-year improvement in our net operating profit after tax in excess of our annual cost of capital, as determined using the average expected return on our company’s debt and equity capital.  In addition to other standard benefits available to all salaried employees, we provide life insurance (including split-dollar life insurance) and participation in a Supplemental Employee Retirement Plan (“SERP”) for certain named executive officers.
Direct Compensation
Salary. In establishing named executive officer compensation, the Compensation Committee recommends to the Board of Directors the level of base salary for named executive officers, including the Chief Executive Officer, and the executive officers. The Compensation Committee generally determines such salary based on a number of factors and criteria, including the salaries paid by us to our named executive officers during the immediately preceding year, guidelines for market increases to base salaries suggested by the Compensation Committee’s independent consultant, our performance during the immediately preceding fiscal year, the performance of the named executive officers and executive officers during the immediately preceding fiscal year, the salaries paid to the named executive officers of a select number of other companies engaged in a similar business to our company (the “Food Industry Comparison Group”) and the salaries paid to the named executive officers of a broad range of other publicly traded companies (the “Broad Industry Comparison Group”). The Compensation Committee also regularly utilizes independent consultants, who assist the Compensation Committee in establishing executive salaries. The weight and importance given each year to the foregoing factors, the individual components of each factor and the decision whether to consider additional factors lies within the subjective discretion of the Compensation Committee. For fiscal 2008, the CNG Committee (prior to the creation of a separate Compensation Committee), when determining base salaries of our named executive officers and executive officers, considered (a) the Management Team’s collaborative approach to management, (b) the CNG Committee’s historical practices, (c) the salaries paid by companies in the Food Industry Comparison Group and Broad Industry Comparison Group, (d) the individual performance of management and (e) the input from the CNG Committee’s independent consultant. Based upon the foregoing factors, our CNG Committee decided to implement a 2.5% increase in the salaries paid to the named executive officers and executive officers of our company. Below is a summary of each individual factor considered by the CNG Committee.

          Management Philosophy. The Management Team, in preparation of assuming the management of our company, established an executive committee, which is comprised of members of the Management Team, as well as certain other executive officers, including Walter R. Tankersley. The members of the executive committee work together to manage our company’s affairs, which includes meeting regularly with one another to discuss various aspects of our company’s operations. The Management Team has adopted this collaborative approach to management for several reasons, including (a) the Management Team’s view that the input of the non-Management Team executive committee members are essential to our company’s success and (b) the Management Team’s belief that the familial relationship between the Management Team members lends itself a collaborative approach to management. Due to the Management Team’s collaborative approach to management, the Compensation Committee determined for fiscal 2008 to pay the members of the Management Team the same amount of base salary. The Compensation Committee determined that this policy fosters cooperation between the executive committee members and supports the Management Team’s team-oriented approach to managing our company.
          Historical Practices. The Compensation Committee reviewed salaries that were applicable to our executive officers, including the Chief Executive Officer at the first regularly scheduled meeting date of the fiscal year. Typically, the Compensation Committee reviews compensation components that existed in the prior fiscal year and then makes adjustments to those components for the new fiscal year.
          Food Industry Comparison Group and Broad Industry Comparison Group. In light of the Management Team’s philosophy discussed above, the CNG Committee did not use the salaries paid to similar executives by the Food Industry Comparison Group and Broad Industry Comparison Group to establish base salaries for our named executive officers, including the Chief Executive Officer, but did compare its determination of such salaries against the base salaries reported for named executive officers of the Food Industry Comparison Group and Broad Industry Comparison Group as an independent measure of reasonableness. For fiscal 2008, the Food Industry Comparison Group was comprised of twenty-one companies with annual sales of between $200 million to $1 billion that are publicly traded and engaged in the food industry. For fiscal 2008, the Broad Industry Comparison Group was comprised of 250 other publicly traded companies with annual sales of between $450 million to $650 million. The Compensation Committee’s independent consultant prepared the reports regarding the Food Industry Comparison Group and Broad Industry Comparison Group. For this past fiscal year, the Food Industry Comparison Group consisted of the following companies:
B&G Foods, Inc.
Birds Eye Foods, Inc.
Cagle’s Inc.
Cal-Maine Foods, Inc.
Calavo Growers, Inc.
Darling International Inc.
Delta and Pine Land Company
Diamond Foods, Inc.
Eagle Family Foods Inc.
Farmer Bros. Co.
Green Mountain Coffee Roasters, Inc.
The Hain Celestial Group, Inc.
Hines Horticulture, Inc.
Imperial Sugar Company
J & J Snack Foods Corp.
Lance, Inc.
Pierre Foods, Inc.
Reddy Ice Holdings, Inc.
SunOpta Inc.
Tootsie Roll Industries, Inc.
TreeHouse Foods, Inc.

The fiscal 2008 base salaries of our named executive officers set by the CNG Committee were, in general, at the medium range when compared to the base salaries of the Food Industry Comparison Group and Broad Industry Comparison Group executives. For example, as compared to salaries paid to executives in generally similar positions by members of the Food Industry Comparison Group and Broad Industry Comparison Group, our named executive officers’ salaries fell within the following ranges: (a) our Chief Executive Officer, Jeffrey T. Sanfilippo’s, base salary was significantly below the range of base salaries at the 2nd percentile for the Food Industry Comparison Group and at the 8th percentile for the Broad Industry Comparison Group; (b) Jasper B. Sanfilippo, Jr.’s base salary was at the 47th percentile for the Food Industry Comparison Group and at the 25th percentile for the Broad Industry Comparison Group; (c) Michael J. Valentine’s base salary was at the 52nd percentile for the Food Industry Comparison Group and at the 55th percentile for the Broad Industry Comparison Group; and (d) James A. Valentine’s base salary was at the 83rd percentile for the Food Industry Comparison Group and at the 64th percentile for the Broad Industry Comparison Group. It should be noted, however, that, among other things, the roles of executive officers in the Food Industry Comparison Group and Broad Industry Comparison Group may not fully align with the roles of our executive officers. For example, our Chief Financial Officer also serves as Group President. Walter R. Tankersley’s base salary was not compared to either the Food Industry Comparison Group or the Broad Industry Comparison Group due to the fact that he was not a named executive officer in fiscal 2007; however, Mr. Tankersley’s salary was compared against certain market survey data.
          Individual Performance. Notwithstanding the Management Team’s team-oriented approach to management, when setting the base salary for our executive officers in fiscal 2008, the CNG Committee informally reviewed the individual performance of our company’s management. Such review consisted of CNG Committee members’ observations of the Chief Executive Officer and other top officers’ performance throughout the fiscal year specifically in respect to: (a) his role and fulfillment of his job functions and (b) contributing in a positive manner to our overall performance.
          Independent Consultant. In addition to using the aforementioned criteria when setting base salary, the CNG Committee also utilized an independent consultant with expertise in the area to analyze whether the salaries of our named executive officers were in line with the market. The independent consultant reviewed the salaries of the named executives, and the contemplated change in such salaries, and advised the CNG Committee that the proposed changes to the named executive officers’ salaries are not inconsistent with the market.
Non-equity Incentive Compensation Program.
Fiscal 2008 was the first fiscal year during which our company’s SVA Plan was in effect.  The SVA Plan rewards year-over-year improvement in our net operating profit after tax in excess of our annual cost of capital, as determined using the average expected return on our company’s debt and equity capital (“SVA”).  The Compensation Committee believes that the SVA Plan will motivate plan participants to help our company achieve improved financial performance and manage working capital and fixed capital more effectively.  The creation of the SVA Plan was determined by the Compensation Committee with the input of management. The Management Team worked with a consultant to help focus the creation of a value-driven company culture and a performance turnaround, including the design of supporting incentives.  After several months of planning, the Management Team, along with its consultants, proposed the SVA Plan to the CNG Committee (prior to the creation of a separate Compensation Committee) and the CNG Committee’s independent consultant.  The Management Team shared with the CNG Committee and its independent consultant its belief that the SVA Plan will motivate plan participants to work closely together towards significantly improving our company’s performance.  After much consideration and certain modifications recommended by the Committee and its independent consultant, the CNG Committee concurred that the SVA Plan is in our company’s best interest and recommended the SVA Plan to the Board of Directors for approval. For fiscal 2008, the Compensation Committee, with the assistance of its independent consultant and a consultant engaged by management established the targeted SVA improvement for the fiscal year and the percentages of base salary to be used by each participant.
For fiscal 2008, twenty percent of any payment awarded to the Management Team under the SVA Plan was discretionary (upward or downward) based upon the performance of the members of the Management Team. The CNG Committee (prior to the creation of a separate Compensation Committee) established (with the assistance of its independent consultant) specific SVA-based initiatives that the Compensation Committee used for its evaluation. The Compensation

Committee believes that the more formal evaluation process included in the SVA Plan has resulted in improved communications with the Management Team of the Compensation Committee’s expectations regarding performance and the continued improved performance of our Management Team.
The SVA Plan provides for payments to participants upon a significant improvement in our company’s SVA. For fiscal 2008, the SVA Plan participants included members of the Management Team and other key decision-makers. For fiscal 2008, each SVA Plan participant had a bonus percentage ranging from 20% to 60% of the participant’s base salary. All members of the executive committee, including the named executive officers, had a bonus percentage of 60% for fiscal 2008. The CNG Committee chose this bonus percentage in light of the Management Team’s collaborative approach to management and the substantial responsibility held by each executive committee member. Depending on the performance of our company, an SVA Plan participant may be eligible to earn a multiple of his or her bonus percentage. For fiscal 2008, the SVA Plan target was determined by the Compensation Committee after receiving input from a consultant engaged by our company and input from a consultant engaged by the Compensation Committee. Our actual results showed an improvement of 1.13 times the targeted amount. As discussed above, for fiscal 2008, twenty percent of the Management Team’s bonus was discretionary. For the non-discretionary portion, the Management Team received a bonus equal to base salary times 1.13 times 60% times 80%. For the discretionary portion, the Compensation Committee elected to increase the bonuses for the Management Team which resulted in a payout rate of 1.178 times the targeted amount. Accordingly, the discretionary bonus was a bonus equal to base salary times 1.178 times 60% times 20%. Because none of Mr. Tankersley’s SVA-based bonus is discretionary, Mr. Tankersley received a bonus equal to base salary times 1.13 times 60%. The Compensation Committee believes that tying SVA Plan payments to improvements in our company’s SVA is in our company’s best interests, even if SVA Plan payments are made during years that our company has a net loss. For example, in fiscal 2008, our company made bonus payments pursuant to the SVA Plan when our company had a $10.7 million operating income and a $6.0 million net loss, each for the year ended June 26, 2008. The Compensation Committee has adopted this policy because it believes such payments will motivate participants to continuously strive towards our company’s improved performance.
Furthermore, the SVA Plan includes a “bonus bank,” which will result in a portion of any SVA Plan award above a specified maximum being held back and paid to the participant only upon the continued favorable performance of our company and continued employment of the participant by our company. For fiscal 2008, the maximum cash payments were set at 1.20 times the targeted amount. Since our company’s actual results showed improvement of 1.13 times the targeted amount, no portion of the bonus declared was held back in the bonus bank. In future years, if pursuant to the terms of the SVA Plan a negative bonus is declared, the bonus bank will be decreased by the amount of such negative bonus.
In the event of a SVA Plan participant’s termination of employment due to death, disability, retirement or by our company other than for cause, a participant’s bonus bank will be credited as of the end of the fiscal year in which the termination occurs, with a pro-rata bonus determined in accordance with the SVA Plan. Following the payment, if any, of the bonus for the fiscal year in which the termination occurs, the full amount of a participant’s bonus bank (if a positive balance then exists) will be considered earned as of the termination date and will be paid by our company to the former participant, or in the event of his or her death, to his or her estate or designated beneficiary. At the discretion of the Compensation Committee, any payment that is due to termination of employment by our company other than for cause may be subject to a requirement that a participant execute a release of claims. The SVA Plan provides that in the event of voluntary termination of employment by a participant, termination of employment of a participant by our company for cause, or ineligibility, the participant’s fiscal year bonus and any bonus bank balance will be forfeited.
The SVA Plan defines a “change in control” as the later of: (a) the date on which no shares of our company’s Class A common stock remain outstanding and (b)(i) a change in the ownership of our company, (ii) a change in effective control of our company or (iii) a change in the ownership of a substantial portion of the assets of our company (each of (i)-(iii) as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)). In the event of a change in control, the bonus for the fiscal year will be determined and credited to a participant’s bonus bank, assuming that the target SVA improvement for the fiscal year had been achieved, then pro-rated for the actual number of days in the fiscal year before the change in control, except that the bonus paid will equal one hundred percent (100%) of a participant’s bonus bank after such pro-rated bonus is credited, and will be paid at the effective time of the change in control.

Discretionary Bonus Program. Our company had a discretionary bonus program in fiscal 2008, only for selected salaried employees who were not participants in the SVA Plan. None of the named executive officers participated in the discretionary bonus program. The SVA Plan is being expanded for fiscal 2009 to include all employees who received a discretionary bonus for fiscal 2008. In addition, the Compensation Committee had the ability in fiscal 2008, and will have such ability again in fiscal 2009, to adjust the SVA Plan bonuses for certain members of the Management Team upward or downward by 20%, based upon such Management Team member’s performance. It is the Compensation Committee’s policy that the majority of bonuses paid by our company should be distributed pursuant to plans that contain pre-determined methods for calculating payments, such as that which is included in the SVA Plan. The Compensation Committee believes that plans with pre-determined methods, as opposed to discretionary bonus plans, help assist in motivating employees to improve our company’s performance.
Stock Options Under the 1998 Plan. Due to the Management Team’s pre-existing ownership interest in our company, the CNG Committee has not historically considered option grants, or other equity awards, as a substantial or key component to the compensation of the Management Team. Accordingly, option grants in previous years, as well as fiscal 2008, have been conservative. However, the Compensation Committee recognizes that the Management Team’s large equity holdings in our company have resulted in aligning the Management Team’s interests with those of our company’s other stockholders. The Compensation Committee believes that this alignment is beneficial to our company and thus annually awards stock options to all of our executive officers, including members of the Management Team.
In the event of termination of employment by resignation or for cause, all unexercised options are forfeited at the termination date. In the event of termination by reason of death, options to the extent exercisable may be exercised at any time within one year after the date of death. In the event of termination by reason of retirement under the provisions of a retirement plan, options to the extent exercisable may be exercised at any time within 90 days after the date of retirement or one year from the retirement date if the grantee dies during the 90-day period. In the event of termination by reason of permanent disability, options to the extent exercisable may be exercised at any time within one year after the termination date. Provided that our company does not give notice to stock option grantees of its intent to cancel all unexercised options as of the date of change in control, all unexercised options may be exercised commencing on the date of change in control. Once awarded, grants cannot be modified in any other respect.
In fiscal 2008, members of the executive committee, including Management Team members, were each granted 3,500 stock options that vest over time (the “Time-Based Grants”). Senior managers were each awarded 1,500 or 2,500 stock options. Additionally, members of the executive committee, including Management Team members, were each granted 4,500 stock options that vest over time and for which vesting is dependent upon achieving a target SVA improvement by the end of fiscal 2009 that is higher than the fiscal 2008 target set pursuant to our SVA Plan (the “SVA-Based Grants”). When deciding the amount of options to grant to the executive committee members in fiscal 2008, the CNG Committee considered the amount of options granted to the executive committee members in the preceding fiscal year and the responsibilities of the executive officer, including those responsibilities relating to the company’s new facility in Elgin, Illinois. In addition, due to the Management Team’s collaborative approach to management, each member of the executive committee (including the Management Team members) were granted the same amount of stock options. The Compensation Committee historically approves the amount of options to be granted for any given fiscal year at the second Compensation Meeting held during the fiscal year (typically, in October or November). Beginning in fiscal 2007, annual stock option grant dates are set on the tenth business day after the grant approval date for administrative, compliance and governance reasons. For the fiscal 2008 annual stock option grant, the CNG Committee approved the grant on November 5, 2007, with a grant date of November 19, 2007, and we issued our fiscal 2007 earnings release on September 11, 2007.
The stock option grants give an executive committee member, including the Management Team, the right to buy a share of the company’s common stock in the future at a predetermined “exercise price.” All outstanding stock option awards were granted pursuant to the 1998 Plan. Pursuant to the terms of the 1998 Plan, incentive stock option grants made to Management Team members must expire within five years of the grant date and have an exercise price of not less than 110% of the NASDAQ closing price of our stock on the grant date. All grants made to the Management Team prior to fiscal 2008 were incentive stock option grants. All non-qualified option grants, and all incentive stock option grants made to all eligible employees not on the Management Team, must expire within ten years of the grant date and have an exercise price of not less than the NASDAQ closing price of our stock on the grant date. All options granted in fiscal 2008 to members of the Management Team: (a) are non-qualified stock options; (b) have an exercise price equal to the NASDAQ closing price on the grant date; (c) have a 10-year term; and (d) expire if the individual’s employment with the company terminates. The Time-Based Grants vest at 25% annually commencing on the first anniversary of the date of the grant and become fully exercisable on the fourth anniversary of the date of the grant. The SVA-Based Grants are eligible to vest at 25% annually commencing on the first anniversary of the date of the grant and become fully exercisable on the fourth anniversary of the date of the grant only if our company achieves a target SVA improvement (which target is separate from and higher than the fiscal 2008 target SVA improvement under the SVA Plan) by the end of fiscal 2009. Because our company did not achieve the target SVA improvement set for the SVA-Based Grants in fiscal 2008, no SVA-Based Grants will vest on November 19, 2008, the first anniversary of the date of grant. If our company achieves the target SVA improvement set for the SVA-Based Grants by the end of fiscal 2009, 50% of the SVA-Based Grants will vest on the second anniversary of the date of grant, with the remaining 50% vesting equally on the subsequent two anniversary dates. If our company does not achieve the target SVA improvement set for the SVA-Based Grants by the end of fiscal 2009, the SVA-Based Grants will be forfeited.
In order to enhance our company’s management recruiting efforts, the Compensation Committee has authorized the Management Team to grant up to 1,500 stock options to each new management hire at its discretion. The Compensation Committee is informed of these grants for a particular fiscal year on the date of the first Compensation Committee meeting that is held in the succeeding fiscal year. These grants are issued at the employment start date with the grant date being the tenth business day following the employment start date, and the exercise price is the closing price on the NASDAQ market on the grant date. In fiscal 2008, the Management Team awarded one grant to a new hire who is not a named executive officer. In future years, it is possible that the Management Team could make such an award to a new hire who could become a named executive officer in the fiscal year when the employment started or in future fiscal years.
Stock Ownership Guidelines. Due to the significant equity interests of the Sanfilippo and Valentine families in our company, the company has not established stock ownership guidelines.
Company-Provided Benefits
In addition to the direct compensation described above, our company offers certain other benefits to the named executive officers and executive officers. At this time, our company does not maintain any employment agreements with its employees.
Life Insurance. We provide the named executive officers with life insurance.
Company-Sponsored Retirement Plans. Our company offers retirement plans for eligible employees, as follows:
     401(k) Plan. The company’s 401(k) Plan is a tax-qualified defined-contribution retirement plan. All non-union employees who are twenty-one years of age or older and have completed one year of service, including the named executive officers, are eligible to participate in our 401(k) Plan. All participants in our 401(k) Plan may receive company matching contributions of 50% of the employee’s contribution; however, the match may not exceed 4% of an employee’s salary. Additionally, the Compensation Committee may approve an additional match of up to 2% of an employee’s salary subject to the 50% limitation. The Compensation Committee approved this additional 2% matching contribution in fiscal 2008. Our company contributed $31,447 as matching funds under the 401(k) Plan for fiscal 2008 for the named executive officers as a group. $9,830 of the matching funds that were contributed by our company in calendar 2007 were forfeited and returned to our company in order to comply with the discrimination testing provisions set forth in Section 401(k) of the Internal Revenue Code.
     SERP. On August 2, 2007, the CNG Committee approved a restated SERP for certain named executive officers and key employees of our company, effective as of August 25, 2005. The restated SERP changes the plan adopted on August 25, 2005, to, among other things, clarify certain actuarial provisions and incorporate new Internal Revenue Service requirements. The current SERP participants are Jasper B. Sanfilippo and Mathias A. Valentine, as former employees, and members of the Management Team. The purpose of the SERP is to provide unfunded, non-qualified deferred compensation benefits upon retirement, disability or death to participants. The Compensation Committee believes that the SERP is a useful tool in motivating employees that are key to our company’s success and helps to ensure that the benefits provided by our company are competitive with the market. The current plan participants were chosen by our CNG Committee (prior to the creation of a separate Compensation Committee) based upon numerous factors, including the seniority of the participant, the participant’s role within our company, and the participant’s illustrated commitment and dedication to our company. As discussed elsewhere in this Proxy Statement, participants with at least five years of employment are eligible to receive monthly benefits from the SERP after separating from service with our company, provided such participant’s employment is not terminated for “cause” as defined in the SERP.
Perquisites. Our company provides a minimal amount of perquisites to key named executive officers, including members of the Management Team. The perquisites provided in fiscal 2008 were club memberships, travel expenses for spouses on business trips, car allowances and personal use of company vehicles or a direct car allowance. We have provided additional information on perquisites in the chart entitled “Perquisites and Other Personal Benefits.”
Fiscal 2009 and Beyond—Evolving Compensation Philosophy
The SVA Plan has been expanded for fiscal 2009 to include all key decision makers of our company. There are now slightly over 100 participants in the SVA Plan. The Compensation Committee believes that expanding participation in the SVA Plan will help our company achieve improved financial performance and manage working capital and fixed capital more effectively. For fiscal 2009, each SVA Plan participant will have a bonus percentage ranging from 10% to 70% of the participant’s base salary.
For the reasons described above, for fiscal 2008 members of the Management Team were paid substantially similar amounts. See “Overview of Fiscal 2008 Executive Compensation Program” above. The Compensation Committee has determined that while it will continue to support a team approach to management, beginning in fiscal 2009 certain distinctions should be made in the compensation of members of the Management Team to more closely align their compensation to their evolving specific roles. For example, for fiscal 2009, certain members of the Management Team will have a bonus percentage of 70% of salary, while other members of the executive committee will have a bonus percentage of 60% of salary.
Our company’s 1998 Plan terminated on September 1, 2008. Because our company wishes to provide stock-based incentives in the future, the stockholders of our company are being asked to approve the 2008 Equity Incentive Plan. The proposed 2008 Equity Incentive Plan is intended to provide us with an effective means of attracting, retaining and motivating directors, officers, key employees and other service providers, and to provide them with stock-based incentives to enhance our growth and profitability. The specific features of the 2008 Equity Incentive Plan are discussed below in detail.
Policy With Respect to Qualifying Compensation for Tax Deductibility
Our company’s ability to deduct compensation paid to covered employees, including certain named executive officers, for tax purposes is generally limited by Section 162(m) of the Internal Revenue Code (“Section 162(m)”) to $1.0 million annually. This limitation does not apply to performance-based compensation, provided certain conditions are satisfied. We view preserving tax deductibility consistent with Section 162(m) as an important objective, but not the only objective, in establishing executive compensation. The Compensation Committee has taken appropriate actions to preserve the tax deductibility of stock option awards pursuant to Section 162(m).
The Compensation Committee reviews projections of the estimated accounting (pro forma expense) and tax impact of all material elements of the executive compensation program. Generally, accounting expense is accrued over the requisite service period of the particular pay element (generally equal to the performance period) and our company realizes a tax deduction upon the payment to/realization by the executive. We account for our stock option grants under SFAS 123R and use the Black-Scholes option pricing formula for determining the “fair value” of our stock options at grant.

Summary Compensation
The Summary Compensation Table provides total compensation for the last completed fiscal year for each of our company’s named executive officers.
The Summary Compensation Table is formatted in accordance with Item 402(c) of Regulation S-K and shows base salary, bonus, non-equity incentive compensation and equity awards – consisting of stock options – and all other compensation, which includes among other things the value of perquisites and 401(k) contributions (see the table below entitled “Perquisites and Other Personal Benefits for Fiscal Year 2008”). The Summary Compensation Table also includes a column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings.” For certain of our company’s named executive officers, this includes only the change in value of our company’s Supplemental Retirement Plan (see footnote (4)), which is an actuarial estimate of the cost of benefits.
Summary Compensation Table for Fiscal Year 2008

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
					Incentive	Compensa-	All Other
Name and Principal				Option	Compensa-	tion	Compensa-
Position	Year	Salary	Bonus(1)	Awards(2)	tion(3)	Earnings(4)	tion(5)	Total
Jeffrey T. Sanfilippo	2008	$286,941	$40,510	$26,636	$155,490	$19,490	$11,362	$540,429
Chief Executive Officer	2007	$279,414	$—	$19,716	$—	$41,260	$8,308	$348,698

Michael J. Valentine	2008	$286,941	$40,510	$26,636	$155,490	$27,059	$23,501	$560,137
Chief Financial Officer	2007	$279,414	$—	$19,716	$—	$55,996	$16,340	$371,466
and Group President

Jasper B. Sanfilippo, Jr.	2008	$286,941	$40,510	$26,636	$155,490	$ 9,843	$15,557	$534,977
Chief Operating Officer	2007	$279,414	$—	$19,716	$—	$25,680	$14,619	$339,429
and President

James A. Valentine	2008	$286,941	$40,510	$26,636	$155,490	$16,814	$10,378	$536,769
Chief Information Officer	2007	$279,414	$—	$19,716	$—	$40,151	$10,348	$349,629

Walter R. Tankersley	2008	$239,466	$—	$34,595	$162,358	$ —	$13,269	$449,688
Senior Vice President of Industrial Sales(6)

(1)	The amounts under the column entitled “Bonus” in the table above are comprised of the discretionary portion of the named executive officer’s bonus under our SVA Plan. See “Compensation Discussion and Analysis — Fiscal 2008 Executive Compensation—Non-equity Incentive Compensation Program.” No portion of Mr. Tankersley’s SVA Plan payment was discretionary.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2008 and fiscal 2007 in accordance with SFAS 123R and include amounts attributable to stock options granted under our 1998 Plan, without regard to the possibility of forfeitures. A discussion of the assumptions used in calculating the amounts shown in the column may be found in Note 9 to our audited consolidated financial statements for the year ended June 26, 2008, included in our Annual Report on Form 10-K filed with the Commission on August 28, 2008. These amounts reflect our company’s accounting expense for these awards and do not correspond to the actual value, if any, that will be recognized by the named executive officer.

(3)	Fiscal 2008 payments were made pursuant to our SVA Plan, and reflect only earnings for services during fiscal 2008 and no earnings on outstanding awards. For the Management Team, this column reflects the non-discretionary portion of the SVA Plan payments. There were no payments made in fiscal 2007 under the incentive compensation program in effect for fiscal 2007 because our minimum net income threshold was not achieved.

(4)	On August 2, 2007, the Compensation, Nominating and Corporate Governance Committee approved a restated SERP for certain executive officers and key employees of our company, effective as of August 25, 2005. The SERP is an unfunded, non-qualified benefit plan that will provide eligible participants with monthly benefits upon retirement, disability or death, subject to certain conditions. The amounts shown in this column reflect the aggregate change in actuarial value of the named executive officers’ accumulated benefit under the SERP from June 29, 2007 to June 26, 2008 and from June 30, 2006 to June 28, 2007, our SERP plan measurement dates used for financial reporting purposes. Assumptions used to calculate the amounts can be found immediately after the 2008 Pension Benefits Table. None of our named executive officers earned above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified.

(5)	The table below entitled “Perquisites and Other Personal Benefits for Fiscal Year 2008” shows the components of the amounts included for each named executive officer under the All Other Compensation column in the Summary Compensation Table.

(6)	Mr. Tankersley was not a named executive officer for fiscal 2007.
Perquisites and Other Personal Benefits for Fiscal Year 2008

		Personal
		and Family		401(k)	Executive Life	Car
Name	Year	Travel(4)	Memberships(4)	Match(1)(4)	Insurance(2)(4)	Allowance(3)(4)
Jeffrey T. Sanfilippo	2008	$1,525	$385	$5,734	$1,104	$2,614
	2007	$—	$85	$5,580	$1,099	$1,544

Michael J. Valentine	2008	$2,653	$350	$7,862	$1,104	$11,532
	2007	$—	$350	$6,742	$1,101	$8,147

Jasper B. Sanfilippo, Jr.	2008	$260	$350	$7,847	$1,100	$6,000
	2007	$1,567	$—	$5,453	$1,099	$6,500

James A. Valentine	2008	$—	$—	$3,263	$1,115	$6,000
	2007	$—	$—	$3,242	$1,106	$6,000

Walter R. Tankersley(5)	2008	$—	$—	$6,741	$528	$6,000

(1)	Matching Contributions to our company’s 401(k) Plan.

(2)	Amounts represent life insurance premiums paid on behalf of the named executive officers.

(3)	Represents the named executive officers’ personal usage of a company car or a direct car allowance paid to a named executive officer.

(4)	Such perquisites and personal benefits are valued at their aggregate incremental cost to our company based on the following methodology: since the perquisites referred to by this footnote (4) involved actual cash expenditure by our company, that cash expenditure is what is reflected as the value of the perquisites.

(5)	Mr. Tankersley was not a named executive officer for fiscal 2007.
Company-Sponsored Retirement Plans
The purpose of the SERP is to provide the Management Team with a meaningful retirement benefit that is not available to these executives under our company’s 401(k) plan. If a participant in the SERP separates from service on or after age 65, benefits will be payable to the participant for life. The monthly installments will be paid at a rate equal to (a) one-twelfth of 50% of the participant’s highest consecutive 5-year average annual base salary and bonus earned during the participant’s final ten years of service, multiplied by (b) the number of full years the participant was employed by the company divided by the greater of (i) 20 or (ii) the number of full years the participant would have been employed if he had been employed by the company from his hire date through attainment of age 65 (which quotient shall not exceed 1.0). In the event that the participant’s benefits commence after his attainment of age 65, the participant’s benefit as otherwise computed under the SERP shall be adjusted for the time value of money (interest only) from age 65 to age at actual retirement. If the participant has a beneficiary (the beneficiary being determined at the time benefits commence), the benefits will be in the form of a joint and 100% contingent annuitant benefit, which is the actuarial equivalent of the participant’s life-only benefit. If a participant separates from service prior to age 65 and has achieved ten years of service, certain early reduced retirement benefits may be available. All of the named executive officers eligible to participate in the SERP have achieved ten years of service, but none are aged 65 or older. Payments under the SERP are subject to a deduction for social security and other offset amounts. The SERP participants are responsible for their portion of such payments.
The present value of accumulated benefits for each of the executive officers listed is based upon the following: (a) in determining the number of years of credited service at retirement age, the retirement age is 65 years; (b) the annual retirement payment is 50% of current compensation; (c) the discount rate is 6.27%; and (d) the IRS 2002 Mortality Table Post-retirement was used to determine life expectancy after the retirement date. Further discussion of the assumptions used in calculating the amounts shown below may be found in Note 11 to our audited consolidated financial statements for the year ended June 26, 2008, included in our Annual Report on Form 10-K filed with the Commission on August 28, 2008.
Pension Benefits Table for Fiscal Year 2008

Name of Principal &		Number of Years of	Present Value of	Payments During
Position(1)	Plan Name	Credited Service(2)	Accumulated Benefits	Last Fiscal Year
Michael J. Valentine, CFO	Supplemental Retirement Plan	21	$336,667	$0
Jeffrey T. Sanfilippo, CEO	Supplemental Retirement Plan	17	$230,765	$0
James A. Valentine, CIO	Supplemental Retirement Plan	22	$229,036	$0
Jasper B. Sanfilippo, Jr., COO	Supplemental Retirement Plan	17	$134,515	$0

(1)	Walter R. Tankersley is not a participant on our company’s SERP.

(2)	The number of years of credited service reflect the actual number of years of service performed by each named executive officer. It is our company’s policy not to credit extra years of service to SERP participants.

Grants of Plan Based Awards
Our company’s award-based compensation for senior executives, including the named executive officers, consists of equity awards in the form of stock options under our 1998 Plan and potential payments under our SVA Plan. The following table provides information on the equity awards in fiscal 2008 for the named executive officers as well as potential payments under our SVA Plan. For fiscal 2008, the Compensation Committee may adjust payments to members of the Management Team upward or downward by 20% under the terms of the SVA Plan, based upon the Management Team’s performance. With respect to stock option awards under our company’s 1998 Plan, the table includes the grant date of each stock option award, the number of stock options granted, the exercise price of the stock options, the closing price of our company’s common stock on the date of grant and the grant date fair value of stock option awards. Certain options that were awarded in fiscal 2008 that vest over time only if our company achieves a targeted SVA improvement (which target is separate from and higher than the fiscal 2008 target SVA improvement under the SVA Plan) by the end of fiscal 2009 (the “SVA-Based Grants”).
Grants of Plan Based Awards for Fiscal Year 2008

									All Other
									Option
									Awards:
		CNG	Estimated Future Payouts			Estimated Future Payouts			Number of	Exercise or		Grant
		Commit-	Under Non-Equity Incentive			Under Equity Incentive			Securities	Base Price	Closing	Date Fair
		tee	Plan Awards(2)			Plan Awards(3)			Under-	of Option	Price on	Value of
	Grant	Approv-	Thresh-		Maxi-	Thresh-		Maxi-	lying	Awards	Grant Date	Option
Name	Date(1)	al Date	old $	Target $	mum $	old #	Target #	mum #	Options (#)	($/Share)(4)	($/Share)	Awards $(3)
Jeffrey T. Sanfilippo	11/19/2007	11/5/2007				—	4,500	—	3,500	7.95	7.95	15,569
	11/5/2007		—	137,602	—

Michael J. Valentine	11/19/2007	11/5/2007				—	4,500	—	3,500	7.95	7.95	15,569
	11/5/2007		—	137,602	—

Jasper B. Sanfilippo, Jr.	11/19/2007	11/5/2007				—	4,500	—	3,500	7.95	7.95	15,569
	11/5/2007		—	137,602	—

James A. Valentine	11/19/2007	11/5/2007				—	4,500	—	3,500	7.95	7.95	15,569
	11/5/2007		—	137,602	—

Walter R. Tankersley	11/19/2007	11/5/2007					4,500		3,500	7.95	7.95	15,569
	11/5/2007		—	143,680	—

(1)	The November 19, 2007 awards were granted under the 1998 Plan.

(2)	This column shows the targeted non-discretionary payment for fiscal 2008 under our company’s SVA Plan. The SVA Plan payments are based on the year-to-year improvement in net operating profit after tax in excess of our cost of capital, as determined using the average expected return on our company’s debt and equity capital. In fiscal 2008, the

Compensation Committee, with the assistance of its independent consultant and a consultant engaged by management, established our targeted SVA improvement for the fiscal year and the percentage of base salary to be used for each participant. There is no threshold or maximum payout pursuant to the SVA Plan. The bonus payments for fiscal 2008 performance have been made based on the metrics described under “Compensation Discussion and Analysis — Fiscal 2008 Executive Compensation—Non-equity Incentive Compensation Program”, and are shown in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation”.

(3)	SVA-Based Grants were granted on November 19, 2007 and will become exercisable only if a target SVA improvement (which is separate from and higher than the fiscal 2008 target SVA improvement under the SVA Plan) is achieved by the end of fiscal 2009.

(4)	The amounts shown in this column represent the grant date fair value of each equity award as determined in accordance with FAS 123R. For administrative and compliance purposes, and with the Compensation Committee’s approval, the grant date occurs on the tenth business day following the date the Compensation Committee approves the grants. The Compensation Committee reviewed and approved option grants under the 1998 Plan at the second Compensation Committee meeting of our company’s fiscal year (typically in October or November). Vesting occurs at 25% per year for the first four years following the grant date; however, the SVA-Based Grants are eligible to vest at 25% annually only if our company achieves a target SVA improvement (which is target is separate from and higher than the fiscal 2008 target SVA improvement under the SVA Plan) by the end of fiscal 2009. If such target is not achieved, the SVA-Based Grants will be forfeited. In accordance with the terms of the 1998 Plan, certain grants of incentive stock options expire on the tenth anniversary date of the grant date, and the exercise price is the NASDAQ closing price on the grant date. For fiscal 2008, non-qualified option grants were issued to all upper level managers with a rank of senior manager or higher. Senior managers were each awarded 1,500 or 2,500 stock options, and vice presidents or higher, including the named executive officers, each received 3,500 stock options.
Outstanding Equity Awards
The following table provides information on outstanding stock option awards held by the named executive officers as of June 26, 2008. The table shows the number of stock options that a named executive officer holds (both exercisable and unexercisable), the option exercise price and its expiration date. For fiscal 2008, certain options were granted to the named executive officers pursuant to the terms of the 1998 Plan that will become exercisable only if a target SVA improvement is achieved by the end of fiscal 2009. None of the named executive officers exercised stock options in fiscal 2008.

Outstanding Equity Awards at Fiscal Year End 2008

	Option Awards
				Equity Incentive
				Plan Awards:
				Number of
	Number of Securities	Number of		Securities
	Underlying	Securities		Underlying
	Unexercised	Underlying		Unexercised		Option
	Options(#)	Options(#)		Unearned	Option Exercise	Expiration
Name	Exercisable	Unexercisable		Options(3)	Price ($)	Date
Jeffrey T. Sanfilippo	3,750	1,250	(1)	—	19.833	10/29/2009
	1,750	1,750	(1)	—	20.306	8/29/2010
	875	2,625	(1)	—	10.990	9/22/2011
	—	3,500	(1)	4,500	7.950	11/19/2017

Michael J. Valentine	3,750	1,250	(1)	—	19.833	10/29/2009
	1,750	1,750	(1)	—	20.306	8/29/2010
	875	2,625	(1)	—	10.990	9/22/2011
	—	3,500	(1)	4,500	7.950	11/19/2017

Jasper B. Sanfilippo, Jr.	3,750	1,250	(1)	—	19.833	10/29/2009
	1,750	1,750	(1)	—	20.306	8/29/2010
	875	2,625	(1)	—	10.990	9/22/2011
	—	3,500	(1)	4,500	7.950	11/19/2017

James A. Valentine	3,750	1,250	(1)	—	19.833	10/29/2009
	1,750	1,750	(1)	—	20.306	8/29/2010
	875	2,625	(1)	—	10.990	9/22/2011
	—	3,500	(1)	4,500	7.950	11/19/2017

Walter R. Tankersley	1,900	—		—	5.050	1/3/2012
	5,000	—		—	6.950	8/23/2012
	5,000	—		—	16.420	9/2/2013
	3,750	1,250	(2)	—	18.030	10/29/2014
	1,750	1,750	(2)	—	18.460	8/29/2015
	875	2,625	(2)	—	9.990	9/22/2016
	—	3,500	(1)	4,500	7.950	11/19/2017

(1)	The stock options were granted under the 1998 Plan and vest 25% per year beginning on the first anniversary of the date of grant. Accordingly, of the 1,250 stock options held by the referenced named executive officer with an exercise price of $19.833, 1,250 will become exercisable on October 29, 2008. Of the 1,750 stock options held by the referenced named executive officer with an exercise price of $20.306, 875 became exercisable on August 29, 2008 and 875 will become exercisable on August 29, 2009. Of the 2,625 stock options held by the referenced named executive officer with an exercise price of $10.990, 875 became exercisable on September 22, 2008 and 875 will become exercisable on each of September 22, 2009 and September 22, 2010. These options expire on the fifth anniversary of the grant date. Of the 3,500 stock options held by the referenced named executive officer with an exercise price of $7.950, 875 will become exercisable on each of November 19, 2008, November 19, 2009, November 19, 2010 and November 19, 2011. These options expire on the tenth anniversary of the grant date. The grant date of each option is listed in the table below by expiration date.

Expiration Date	Grant Date
10/29/2009	10/29/2004
8/29/2010	8/29/2005
9/22/2011	9/22/2006
11/19/2017	11/19/2007
(2)	The stock options were granted under the 1998 Plan and vest 25% per year beginning on the first anniversary of the date of grant. Accordingly, of the 1,250 stock options held by Walter R. Tankersley with an exercise price of $18.030, 1,250 will become exercisable on October 29, 2008. Of the 1,750 stock options held by Walter R. Tankersley with an exercise price of $18.460, 875 became exercisable on August 29, 2008 and 875 will become exercisable on August 29, 2009. Of the 2,625 stock options held by Walter R. Tankersley with an exercise price of $9.990, 875 became exercisable on September 22, 2008 and 875 will become exercisable on each of September 22, 2009 and September 22, 2010. These options expire on the tenth anniversary of the grant date. The grant date of each option is listed in the table below by expiration date.

Expiration Date	Grant Date
1/3/2012	1/3/2002
8/23/2012	8/23/2002
9/2/2013	9/2/2003
10/29/2014	10/29/2004
8/29/2015	8/29/2005
9/22/2016	9/22/2006
(3)	For fiscal 2008, the named executive officers were each granted 4,500 stock options that vest over time and for which vesting is dependent upon achieving a targeted SVA improvement by the end of fiscal 2009 that is separate from and higher than the fiscal 2008 target set pursuant to our SVA Plan (the “SVA-Based Grants”). The SVA-Based Grants are eligible to vest at 25% annually commencing on the first anniversary of the date of the grant and become fully exercisable on the fourth anniversary of the date of the grant only if our company achieves the target SVA improvement set for the SVA-Based Grants by the end of fiscal 2009. Because our company did not achieve the target SVA improvement set for the SVA-Based Grants in fiscal 2008, no SVA-Based Grants will vest on November 19, 2008, the first anniversary of the date of grant. If our company achieves the target SVA improvement set for the SVA-Based Grants by the end of fiscal 2009, 50% of the SVA-Based Grants will vest on the second anniversary of the date of grant (November 19, 2009), with the remaining 50% vesting equally on the subsequent two anniversary dates (November 19, 2010 and November 19, 2011). If our company does not achieve the target SVA improvement set for the SVA-Based Grants by the end of fiscal 2009, the SVA-Based Grants will be forfeited.

The SVA-Based Grants expire on the tenth anniversary of the grant date. The grant date of each option is listed in the table below by expiration date.

Expiration Date	Grant Date
11/19/2017	11/19/2007

Other Post Employment Payments
Under the SERP, amounts for which appear in the Pension Benefits Table above, the Management Team may receive post employment payments at the termination of employment, other than for “cause”, by reasons including retirement, disability or death and if the participant has at least five years of employment with our company. Upon a termination for cause, all benefit rights under the SERP will terminate and be forfeited. Pursuant to the terms of the SERP, the employment of a participant shall be deemed to have been terminated by our company for “cause” if a participant has: (a) engaged in one or more acts constituting a felony, or involving fraud or serious moral turpitude; (b) willfully refused (except by reason of incapacity due to accident or illness) to perform substantially his duties, provided that such refusal shall have resulted in demonstrable material injury to our company or its subsidiaries; or (c) willfully engaged in gross misconduct materially injurious to our company. If a member of the Management Team separates from our company on or after age 65 (other than for cause), that Management Team member will receive the full benefit under the formula described under the Pension Benefits Table. If a member of the Management Team separates from our company before age 65 (other than for cause), has attained the age of 55 and has been credited with at least ten years of employment at the time of termination of employment, that Management Team member will receive the actuarial equivalent of the age 65 benefit, to be paid as soon as feasible on or after the participant’s attainment of age 55. If a Management Team member separates from our company before age 65 and has not been credited with at least ten years of employment, that Management Team member’s benefits may not commence until the attainment of age 65. All members of the Management Team have been credited with at least ten years of employment. As all members of the Management Team are deemed “specified employees” under Section 409(A) of the Internal Revenue Code, benefits will not be paid until the date that is six months after the effective date of termination of employment. In the event that termination of employment was the result of long-term disability, benefits shall be reduced to the extent of any benefits received under our company’s long-term disability plan until such time that benefits under the long-term disability plan cease.
In the event the present lump sum actuarial equivalent value of benefits under the SERP on the benefit commencement date is less than or equal to $50,000 such benefits will be paid to the participant or the participant’s beneficiary in a single lump sum distribution. If a participant does not have a beneficiary on the date benefits commence, benefits will cease upon the participant’s death. If both the participant and the participant’s beneficiary die before benefit commencement, all entitlement to benefits will terminate.
So long as a participant is not terminated for cause, and has fulfilled the conditions precedent to payment described above, a participant is entitled to payment pursuant to the SERP. Other than as described above, there are no material conditions or obligations applicable to the receipt of payments or benefits under the SERP, such as a requirement to enter into non-compete, non-solicitation, non-disparagement or confidentiality agreements.
COMPENSATION COMMITTEE REPORT
The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the salaries, bonuses and other compensation of executive officers and non-management directors. The duties and procedures of the Compensation Committee are explained in greater detail in the Compensation Committee subsection of the Corporate Governance section and the Compensation Discussion and Analysis section of this Proxy Statement.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement in accordance with Item 407(e)(5) of Regulation S-K.
Respectfully submitted by the members of the Compensation Committee of the Board of Directors.
Timothy R. Donovan, Chairman
Governor Jim Edgar
Daniel M. Wright

The information contained in the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.
PERFORMANCE GRAPH
The graph below compares the cumulative five-year total return of holders of our company’s common stock with the cumulative total returns of the S&P 500 index, and a customized peer group of four companies that includes: J & J Snack Foods Corp., Lance, Inc., Sensient Technologies Corporation and Tootsie Roll Industries, Inc. The Peer Group was selected by us in good faith based upon similarities in the nature of the business of the companies, total revenues and seasonality of business of the companies. The graph tracks the performance of a $100 investment in our common stock, in the peer group, and the index (with the reinvestment of all dividends) from June 26, 2003 to June 26, 2008.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
Among John B. Sanfilippo & Son, Inc., the S&P 500 Index
and the Peer Group
      $100 invested on 6/26/03 in stock or 6/30/03 in index-including reinvestment of dividends.
      Index calculated on month-end basis.

REVIEW OF RELATED PARTY TRANSACTIONS
Our company has adopted a formal written policy governing the review and approval of related party transactions. Our policy defines a transaction as any financial or other transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) and any amendment thereto in which the amount involved exceeds $120,000. A related party is defined as (a) any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of our company, (b) any nominee for election as a director of our company, (c) any beneficial owner of more than five percent of the voting securities of our company, (d) any immediate family member of any of the foregoing persons or (e) any entity in which any of the foregoing persons has or will have a direct or indirect material interest. In accordance with this policy, our Audit Committee, which is comprised solely of independent directors, must review all such transactions, and may approve related party transactions if it determines that the transactions are on terms, including levels of service and quality, that are at least as favorable to the company as could be obtained from unaffiliated parties. In connection with any proposed related party transaction, our company prepares a memorandum for the Audit Committee’s review outlining the reasons why our company wishes to enter into the proposed transaction and any other relevant information, including competitive bids. As a condition to approving or ratifying any related person transaction, or with respect to any category of related person transaction covered by the policy, the Audit Committee may impose whatever conditions and standards it deems appropriate, including periodic monitoring of ongoing related person transactions. In addition, our Board of Directors at its election may designate a special committee of independent directors to review and approve related party transactions. Our Audit Committee and any special committee may engage advisors to assist it in making the required evaluation of the terms of the proposed transactions. The policy also grants the Audit Committee discretion to impose sanctions on a related person that fails to notify the Audit Committee in advance of a transaction governed by the policy. All transactions outlined below have been approved by our Audit Committee.
Lease Arrangement
As first discussed in the fiscal 2006 proxy, the company’s Board of Directors appointed an independent board committee to explore alternatives in order to expedite our company’s facility consolidation project. The independent committee explored alternatives with respect to the company’s existing leases for properties owned by two related party partnerships. These two partnerships, the 300 East Touhy Limited Partnership (the “Touhy Partnership”) and the Arthur/Busse Limited Partnership (the “Busse Partnership”) had the following limited partners: Jasper B. Sanfilippo and Mathias A. Valentine (both of whom are stockholders and directors of our company), their respective spouses (Marian Sanfilippo and Mary Valentine), Anne Karacic and Rose Laketa (sisters of Mr. Sanfilippo), Rosalie Sanfilippo (Mr. Sanfilippo’s mother) and for the Touhy Partnership only, Rita Zadurski (Ms. Laketa’s daughter). All transactions relating to the leases were approved by the Audit Committee, and though some of these transactions were completed in fiscal 2006, the following transactions occurred in fiscal 2007.
During a portion of fiscal 2007, we leased a production and office facility at 2299 Busse Road, Elk Grove Village, Illinois (the “Busse Road Facility”) from a land trust (the “Busse Land Trust”) that owns the Busse Road Facility. The sole beneficiary of the Busse Land Trust is the Busse Partnership. We paid $35,689 of lease payments in fiscal 2007 prior to the sale of such facility, as described below.
We constructed an addition of the Busse Road Facility that is situated on property owned by the Busse Land Trust and on property owned by us, which we purchased in 1989. In July 2006, we sold the portion of the facility we owned to the Busse Partnership for $2.0 million. The sale price was determined after extended arms-length negotiations between our company and the Busse Partnership. In July 2006, the Busse Partnership sold the Busse Road Facility to an unrelated third party. Our company’s lease was terminated at that time with no penalty or cost.
Our company sold and leased back its facility located in Selma, Texas to the Busse Partnership and the Touhy Partnership in September 2006. Subsequently, in January 2007, the Busse Partnership and Touhy Partnership merged to form Selma Investments, LLC. The following individuals are currently members of Selma Investments, LLC: Jasper B. Sanfilippo and Marian Sanfilippo (together, 25% owners), Mathias A. Valentine and Mary Valentine (together, 25% owners), Anne Karacic (25% owner), Rose Laketa (24.13% owner) and Rita Zadurski (0.87% owner). We acquired the Selma, Texas facility in 1992. The sale price of the Selma facility in September 2006, which was determined by Joseph J. Blake and

Associates, Inc., an independent appraiser, was $14.3 million. The term of the lease is ten years with three five year renewal options. Our company’s lease payment is fixed at $109,052 per month through the fifth anniversary date, at which time a lease payment adjustment will be made based on a Consumer Price Index Factor. This lease payment is based on $4.00 per rentable square foot, which was determined to be the fair market value of such space. The total amount paid under the lease in fiscal years 2008 and 2007 was $1,308,620 and $1,025,085, respectively. The lease payments for each of the five year renewal options are subject to an adjustment based on the prevailing market rate for similar property. Our company has the option to purchase the facility commencing on the fifth anniversary of the lease agreement and this option is irrevocable through any of the renewal periods. The purchase price shall be the greater of $14.3 million or ninety-five percent of the fair market value of the facility. Our company also has a right of first refusal, allowing it to match any offer that may be made on the leased premises from a third party.
Supplier and Other Arrangements
During fiscal 2008, we purchased approximately $9.34 million of raw materials and $82,000 of equipment, supplies and services from Clear Lam Packaging, Inc. (“Clear Lam”). During fiscal 2007, we purchased approximately $9.77 million of raw materials and $395,000 of equipment, supplies and services from Clear Lam. The Audit Committee has approved certain purchases from Clear Lam for fiscal 2009. Currently, James J. Sanfilippo and John E. Sanfilippo (children of Jasper and Marian Sanfilippo) each own 6.77% of Clear Lam. The remainder of Clear Lam is owned by a trust, the equal beneficiaries of which are the children of Jasper and Marian Sanfilippo (including Jasper B. Sanfilippo, Jr. and Jeffery T. Sanfilippo). Jasper B. Sanfilippo, a stockholder and director of our company, serves as a director of Clear Lam. The five children of Jasper B. Sanfilippo (including Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo) are directors of Clear Lam. During fiscal 2007, the ownership of Clear Lam was as follows: Marian Sanfilippo owned 11% of the outstanding stock of Clear Lam and the five children of Jasper B. Sanfilippo and Marian Sanfilippo owned the balance of Clear Lam either directly or as equal beneficiaries of a trust.
During fiscal 2008, we purchased approximately $330,000 of raw materials and supplies from JRC Color Corp. (“JRC”). During fiscal 2007, we purchased approximately $415,000 of raw materials and $369,000 of supplies from JRC. The Audit Committee has approved certain purchases from JRC for fiscal 2009. Currently, JRC is two-thirds owned by Jerome Evon, the son-in-law of Jasper B. Sanfilippo. During fiscal 2007 and part of fiscal 2008, JRC was one-third owned by Jerome Evon.
During fiscal 2008, we compensated Roseanne Christman, Director of Corporate Marketing – Private Brands. Ms. Christman, is the sister-in-law of Timothy R. Donovan, a director of our company. Ms. Christman’s total compensation for fiscal 2008 was $184,227 including $42,925 related to incentive plan compensations. Roseanne Christman’s total compensation for fiscal 2007 was $154,713 including $22,653 related to exercised stock options.
During fiscal 2008, we compensated Lisa Evon, Director of Customer Service. Ms. Evon is (a) the daughter of Jasper B. Sanfilippo, a director of our company and (b) the sister of Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr., directors and executive officers of our company. Ms. Evon’s total compensation for fiscal 2008 was $120,394 including $28,550 related to incentive plan compensations.
During fiscal 2008, we hired Brenda Cannon, Vice President of Innovation & Quality Systems. Ms. Cannon is the wife of Michael G. Cannon, an executive officer of our company. Ms. Cannon’s base salary is $135,000 and she is a participant in our SVA Plan.

PROPOSAL 2: RATIFY APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to examine our consolidated financial statements for the fiscal year ending June 25, 2009, and to render other professional services as required, in accordance with our pre-approval policies and procedures described below. The Audit Committee and the Board of Directors, as a matter of company policy, are submitting the appointment of PricewaterhouseCoopers LLP to stockholders for ratification.
If the stockholders do not vote on an advisory basis in favor of the selection of PricewaterhouseCoopers LLP as our company’s Independent Registered Public Accounting Firm, the Audit Committee will reconsider whether to engage PricewaterhouseCoopers LLP but may ultimately determine to engage that firm or another audit firm without re-submitting the matter to stockholders. Even if the stockholders vote in favor of the selection of PricewaterhouseCoopers LLP, the Audit Committee may in its sole discretion terminate the engagement of PricewaterhouseCoopers LLP and direct the appointment of another Independent Registered Public Accounting Firm at any time during the year.
Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Aggregate fees billed by our independent registered public accounting firm, PricewaterhouseCoopers LLP, for audit services related to the most recent two fiscal years, and for other professional services billed in the most recent two fiscal years, were as follows:

Type of Service	2008	2007
Audit Fees(1)	$718,500	$1,129,600
Audit Related Fees	—	—
Tax Fees(2)	83,900	68,500
All Other Fees(3)	1,500	1,500

Total(4)	$803,900	$1,199,600

(1)	Comprised of the audit of our annual financial statements and internal control over financial reporting, reviews of our quarterly financial statements, consents and assistance with review of documents filed with the Commission. For fiscal 2007, this amount includes $284,300 of fees related to the restatement of fiscal 2006 financial results.

(2)	Comprised of services for tax compliance, tax planning and other tax service. Tax compliance services include the preparation of our federal and state income tax returns.

(3)	Comprised of the licensing of accounting technical research software.

(4)	The actual amount paid is different than the amount stated due to the variations in the timing of billing cycles.
Reports on our Independent Registered Public Accounting Firm’s projects and services are presented to the Audit Committee on a regular basis. The Audit Committee is solely responsible for the engagement of our Independent Registered Public Accounting Firm. The Audit Committee has established pre-approval policies and procedures for engaging our Independent Registered Public Accounting Firm to perform all audit services and permitted non-audit services. The policies and procedures allow for either general pre-approval of designated services or specific pre-approval, depending on the type of service. All services not subject to the general pre-approval framework contained in the policy must be specifically pre-approved by the Audit Committee. Under the policies and procedures, the Audit Committee may delegate pre-approval responsibilities to its chairman or any other member or members. All of the fees described above were approved by the Audit Committee pursuant to our pre-approval policies and procedures.

The Board of Directors recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the fiscal year ending June 25, 2009.
PROPOSAL 3: APPROVAL OF 2008 EQUITY INCENTIVE PLAN
At the Annual Meeting, the stockholders of our company will be asked to consider and approve the 2008 Equity Incentive Plan, to be effective as of September 4, 2008. The 2008 Equity Incentive Plan is intended to replace the 1998 Plan, which terminated on September 1, 2008, provided, however, that unexercised stock options that are outstanding under the 1998 Plan will continue to be governed by the provisions of the 1998 Plan.
The Board of Directors recommends a vote “FOR” the approval of the 2008 Equity Incentive Plan
The Sanfilippo Group and the Valentine Group, who, collectively and in the aggregate have voting control over 52.3% and 24.4%, respectively, of the combined voting power of our company’s capital stock issued and outstanding as of September 4, 2008, have advised our company that they intend to vote all of their shares in favor of the proposal. Passage of this proposal requires the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast by the holders of shares present and entitled to vote at the Annual Meeting.
The 1998 Plan terminated on September 1, 2008. Unexercised options to purchase 470,440 shares of Common Stock previously awarded under the 1998 Plan remain outstanding as of September 4, 2008 and will continue to be governed by the terms of the 1998 Plan.
The purpose of the 2008 Equity Incentive Plan is to increase the ownership of Common Stock of our company by those key employees (including officers and certain directors who are also officers) and directors who contribute to the continued growth, development and financial success of our company and its subsidiaries, to attract and retain key employees and reward them for our company’s performance, and to provide the key employees with incentives to enhance the growth and profitability of our company. The Board of Directors and Compensation Committee believe that it would be appropriate and beneficial to adopt the 2008 Equity Incentive Plan to replace the 1998 Plan.
Description of Plan
The following constitutes a brief discussion of the material features of the 2008 Equity Incentive Plan and is qualified in its entirety by reference to the copy of the 2008 Equity Incentive Plan that is attached as Exhibit A to this Proxy Statement.

At-a-Glance: The 2008 Equity Incentive Plan

Provision	Summary
Administration	The Compensation Committee administers the 2008 Equity Incentive Plan, determines who receives an Award and the size and terms and conditions of that Award

Eligibility	Members of the Board of Directors, employees and other individuals providing services to our company

Authorized Shares	1,000,000 shares of Common Stock authorized for grants of Awards

Of that 1,000,000 shares, a maximum of 500,000 shares of Common Stock may be used for grants of Common Stock, restricted stock and restricted stock units

Type of Awards	Options	Stock Appreciation Rights

	Restricted Stock	Common Stock

	Restricted Stock Units	Dividends and dividend equivalents

Option/SAR exercise price	Option and stock appreciation right exercise prices must be at least 100% of the fair market value of our company Common Stock on the date of grant

Annual Award Limits	100,000 options or stock appreciation rights

50,000 shares of Common Stock, restricted stock or restricted stock units

Exercise of Options	Cash, stock, cashless (broker), net exercise or any other method permitted by the Compensation Committee

Change in Control effects	Unless otherwise provided for by the Compensation Committee, upon a change in control (a) all options and stock appreciation rights then outstanding shall become immediately and fully exercisable, (b) all restrictions and conditions of all restricted stock then outstanding shall be deemed satisfied as of the date of the Change in Control and (c) all restricted stock units, dividends and dividend equivalents and any Award subject to performance goals shall become vested and deemed earned or satisfied in full.

162(m) Compliance	A subcommittee of the Compensation Committee may act to grant Awards intended to comply with the performance based compensation provisions of Code Section 162(m)

Non-Employee Director Awards	The Compensation Committee, subject to approval by the full Board of Directors, shall determine all Awards to non-employee directors

Option repricing	Not permitted without stockholder approval

Administration of the 2008 Equity Incentive Plan and Participation
The Compensation Committee administers the 2008 Equity Incentive Plan and determines who is eligible for any award or benefit granted under the 2008 Equity Incentive Plan, including, without limitation, a grant of Common Stock, options, stock appreciation rights restricted stock, restricted stock units and dividend and dividend equivalents (collectively, “Awards” and individually, an “Award”), the type of Award, the number of shares of Common Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria, if any, relating to any Award. In the event there is no valid Compensation Committee, the entire Board of Directors may take any action under the 2008 Equity Incentive Plan that would otherwise be the responsibility of the Compensation Committee. Further, the Compensation Committee may delegate its responsibilities with respect to compensation that is intended to be “performance-based” for purposes of Section 162(m) of the Code to a subcommittee of “outside directors” as that term is defined in Code Section 162(m). Individuals eligible to receive 2008 Equity Incentive Plan Awards are employees of our company or its subsidiaries, consultants and other persons providing services to our company or its subsidiaries and members of the Board of Directors.
Available Shares
If the 2008 Equity Incentive Plan is approved at the Annual Meeting, the maximum total number of shares of Common Stock that may be delivered under the 2008 Equity Incentive Plan is 1,000,000, and of those 1,000,000 shares, the maximum number of shares of Common Stock with respect to awards of Common Stock, restricted stock and restricted stock units is 500,000. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any shares related to Awards which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, (ii) are settled in cash in lieu of shares, or (iii) are exchanged with the Compensation Committee’s permission, prior to the issuance of shares, shall be available again for grant under the 2008 Equity Incentive Plan. Moreover, if the exercise price of any option or the tax withholding requirements with respect to any Award are satisfied by tendering shares to our company (by either actual delivery or by attestation) or through the surrender of all or a portion of an option, or if a stock appreciation right is exercised, only the number of shares issued, net of the shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of shares available for delivery under the 2008 Equity Incentive Plan.
Certain Terms and Conditions of Awards
An Award under the 2008 Equity Incentive Plan is subject to such terms and conditions, not inconsistent with the 2008 Equity Incentive Plan, as the Compensation Committee prescribes. Awards may be granted under the 2008 Equity Incentive Plan as any of the following: Common Stock; options; SARs (stock appreciation rights); restricted stock; and restricted stock units; and dividend and dividend equivalents.
     Options. The grant of an option will entitle the participant to purchase shares of Common Stock at an exercise price established by the Compensation Committee. All options awarded pursuant to the 2008 Equity Incentive Plan will be nonstatutory stock options.
     SARs. A stock appreciation right or “SAR” entitles the participant to receive, in cash or shares of Common Stock, value equal to (or otherwise based on) the excess of (a) the fair market value (as defined below) of a specified number of shares of Common Stock at the time of exercise, over (b) an exercise price established by the Compensation Committee. No option or SAR may be granted with a term that extends beyond the tenth anniversary of the grant date.
     Option/SAR Exercise Price. The “option price” or “exercise price” of each option and SAR granted is established by the Compensation Committee or determined by a method established by the Compensation Committee at the time the option or SAR is granted; provided, however, that no exercise price may be less than 100% of the fair market value of a share of Common Stock on the date of grant. As long as the stock is listed on the NASDAQ securities market, the “fair market value” as of a date is the closing price of a share of Common Stock on that date as on the NASDAQ.
     Methods of Option Exercise. The payment of the exercise price of an option, except as otherwise provided by the Compensation Committee or as provided in an Award agreement, may be made (a) in cash, (b) in shares of Common Stock valued at their fair market value at the time of exercise, (c) by surrender of an exercisable option covering shares with an aggregate fair market value as of the date of exercise in excess of the aggregate dollar amount of the option prices of such shares under such option equal to the option price of the options sought to be exercised, (d) through the delivery of irrevocable instructions to a broker to deliver promptly to our company an amount in cash equal to the option price, (e) any combination of the foregoing, (f) in accordance with the terms of an award agreement under which the options sought to be exercised were granted or (g) in accordance with other methods as the Compensation Committee may from time to time permit.
     Restricted Stock and Restricted Stock Units. A “restricted stock” Award is a grant of shares of Common Stock, and a “restricted stock unit” Award is a grant of a right to receive a specified number of shares of Common Stock, or cash in an amount equal to the value of a specified number of shares of Common Stock, in the future, with such shares of Common Stock or right to future delivery of such shares of Common Stock or payment of cash subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the participant, and/or achievement of performance or other objectives, as determined by the Compensation Committee. Except as otherwise determined by the Compensation Committee, shares of restricted stock may be voted by the 2008 Equity Incentive Plan participant and will receive dividends, if any. An Award of restricted stock units may provide the participant with the right to receive dividend equivalent payments with respect to the shares underlying the Award.
     Settlement in cash or stock. The obligation to make payments and distributions with respect to Awards of SARs and restricted stock units may be satisfied through cash payments or the delivery of shares of common stock, or any combination thereof as the Compensation Committee determines.
     Transferability. Awards under the 2008 Equity Incentive Plan are not transferable or assignable, except as designated by the participant by will or by the laws of descent and distribution.
     Annual award limits. The aggregate number of shares of Common Stock underlying awards granted during any one calendar year period to any one individual are subject to the following limits:
•	Options — 100,000 shares

•	SARs — 100,000 shares

•	Common Stock — 50,000 shares

•	Restricted Stock — 50,000 shares

•	Restricted Stock Units — 50,000 shares
     Certain Adjustments. In the event of a corporate transaction involving our company (including, without limitation, merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of our company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure), the Compensation Committee shall adjust the terms of the 2008 Equity Incentive Plan and Awards to preserve the benefits or potential benefits of the 2008 Equity Incentive Plan or the Awards (including, without limitation, the shares of Common Stock authorized to be granted pursuant to the 2008 Equity Incentive Plan). Action by the Compensation Committee with respect to the 2008 Equity Incentive Plan or Awards may include: (a) adjustment of the number and kind of shares which may be issued under the 2008 Equity Incentive Plan; or (b) adjustment of the number and kind of shares subject to outstanding Awards.
     Non-Employee Director Awards. The Compensation Committee, subject to approval by the full Board of Directors, shall determine all Awards to non-employee directors. The terms and conditions of such Awards shall be set forth in an agreement, and, except as provided in such agreement, such Award shall vest or become exercisable on the first anniversary of the Award’s date of grant.

     Grants. Unless otherwise determined by the Compensation Committee, each grant of options will become exercisable in equal installments of 25% of the shares covered by the option on the first four anniversaries of the date of grant subject to, in the case of an employee, continued employment with our company.
Termination of Employment
Any unvested Award will terminate upon an employee’s termination of employment if the termination of employment was the result of the resignation of the employee or the termination of the employee for cause (as defined in the 2008 Equity Incentive Plan) and otherwise, except that (a) if the grantee’s employment is terminated by the death of the grantee, unexercised options, to the extent exercisable on the date of the grantee’s death, may be exercised, in whole or in part, at any time within one year after the date of death by the grantee’s personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution; (b) if the grantee’s employment is terminated as a result of retirement (as defined in the 2008 Equity Incentive Plan), any unexercised option, to the extent exercisable at the date of such termination of employment, may be exercised, in whole or in part, at any time within one year after the date of such termination of employment; (c) if the grantee’s employment is terminated as a result of the permanent disability of the grantee, any unexercised option, to the extent exercisable at the date of such termination of employment, may be exercised, in whole or in part, at any time within one year after the date of such termination of employment; or (d) if the grantee’s employment is terminated for any reason other than by death, retirement, permanent disability, resignation or for cause, any unexercised option to the extent excisable on the date of such termination of employment, may be exercised, in whole or in part, at any time within 90 days from the date of such termination of employment. Any outstanding stock appreciation rights at the date of a termination of employment will be treated similar to outstanding options. All outstanding restricted stock and restricted stock units will be forfeited, except as otherwise determined by the Compensation Committee or as otherwise provided in the 2008 Equity Incentive Plan.
Amendment or Termination
The Board of Directors may, at any time, amend the 2008 Equity Incentive Plan, and may amend any award agreement under the 2008 Equity Incentive Plan (as may the Compensation Committee), provided that no amendment may, in the absence of written consent to the change by the affected participant, materially impair the rights of any participant under any Award prior to the date such amendment is adopted by the Board of Directors. Further, the Board of Directors may not, without further approval of the stockholders of our company, either materially increase the number of shares reserved for issuance under the 2008 Equity Incentive Plan except for corporate transactions described under “Certain Adjustments” above, materially modify the requirements as to eligibility for participation in the 2008 Equity Incentive Plan, or extend the date of the 2008 Equity Incentive Plan termination.
The 2008 Equity Incentive Plan shall terminate on the tenth (10th) anniversary of the effective date, or at such earlier time as the Compensation Committee may determine. Any termination shall not affect any rights outstanding under the 2008 Equity Incentive Plan.
Change in Control
A “Change of Control” is defined in the 2008 Equity Incentive Plan as the first date on which one of the following events occurs: (a) the consummation of a merger or consolidation of our company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the surviving company is owned by persons who were not stockholders of our company; (b) the sale, transfer or disposition of substantially all of our Company’s assets; (c) a change in the composition of the Board of Directors, as is defined in the 2008 Equity Incentive Plan; or (d) any transaction as a result of which any person or group that is not a Permitted Holder (as defined in the 2008 Equity Incentive Plan) becomes the beneficial owner of at least 30% of the voting power of our Company. However, our Committee may elect not to treat any of the foregoing events as a Change in Control of our company prior to the occurrence of such Change in Control or treat an event substantially similar to the events described above as a Change in Control.
The Compensation Committee is allowed to determine the treatment of outstanding Awards prior to a Change in Control. However, to the extent the Compensation Committee takes no action: (a) all options and stock appreciation rights then outstanding shall become immediately and fully exercisable; (b) all restrictions and conditions of all restricted stock then outstanding shall be deemed satisfied as of the date of the Change in Control; and (c) all restricted stock units, dividends and dividend equivalents and any Award subject to performance goals shall become vested and deemed earned or satisfied in full, notwithstanding that the applicable performance cycle, retention cycle or restriction conditions shall not have been completed or met, and shall be paid or otherwise settled within 30 days of the Change in Control (except to the extent that payment must be made pursuant to its original schedule in order to comply with the Code Section 409A).
Federal Income Tax Consequences of Awards
The federal income tax discussion set forth below is included for general information only. Participants are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws.
     Common Stock, Restricted Stock and Restricted Stock Units. Awards in Common Stock are generally taxable as compensation to the participant at the time of payment. Awards of restricted stock do not constitute taxable income to the participant until such time as restrictions lapse with regard to any installment or until such installment is no longer subject to a substantial risk of forfeiture, unless the participant elects to realize taxable ordinary income in the year of award in an amount equal to the fair market value of the restricted stock awarded, determined without regard to the restrictions. Awards of restricted stock units do not constitute taxable income to the participant until such time as the participant receives cash or Common Stock under the terms of the awards. Our company generally is entitled to a deduction when income is taxable to a participant. The amount of taxable income to the participant and corresponding deduction generally is equal to the total amount of the cash and/or fair market value of the shares of Common Stock received. Any interest and/or dividend equivalents earned on awards will also be taxable as compensation to the participant and deductible by our company at the time of payment. Amounts taxable as compensation to the participant are subject to withholding and employment taxes.
     Nonstatutory Stock Options. All options issued pursuant to the 2008 Equity Incentive Plan are nonstatutory stock options. Such options do not recognize taxable income at the time of award, but will recognize compensation income upon exercise of the nonstatutory stock option. Our company is not entitled to a deduction upon grant of a nonstatutory stock option, but is entitled to a deduction upon exercise of a nonstatutory stock option, when income is taxable to a participant. The amount of taxable income to the participant and corresponding deduction generally is equal to the excess of the fair market value of the shares purchased on the exercise date over the exercise price paid. Amounts taxable as compensation to the participant are subject to withholding and employment taxes.
     Compensation deduction limitation. Our company generally may not deduct as compensation expense more than $1,000,000 paid in any tax year to each of the Named Executive Officers. This deduction limitation does not apply to certain types of compensation, including qualified performance-based compensation. Because option and exercise prices for options and SARs must be granted at or above fair market value, they are deemed to be qualified performance-based compensation under Code Section 162(m).
     Performance-based compensation under Code Section 162(m). Other Awards to employees covered by Code Section 162(m) (“Covered Employees”) may or may not be qualified performance-based compensation. For compensation to qualify as performance-based, our company is required to obtain stockholder approval of the business criteria on which the performance goals will be set by the Subcommittee for Awards to Covered Employees. The 2008 Equity Incentive Plan provides that performance goals set by the Subcommittee with respect to Awards to Covered Employees will be based upon one or a combination of the following business measurements: (a) net earnings or net income (before or after taxes); (b) earnings per share; (c) net sales or revenue growth; (d) net operating profit; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (f) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (g) earnings before or after taxes, interest, depreciation, and/or amortization; (h) gross or operating margins; (i) productivity ratios; (j) share price (including, but not limited to, growth measures and total stockholder return); (k) expense targets; (l) margins; (m) operating efficiency; (n) market share; (o) customer satisfaction; (p) working capital targets and change in working capital; and (q) stockholder value added which is equal to the net operating profit after tax minus the sum of capital multiplied by the cost of capital.

     Nonqualified deferred compensation. Code Section 409A imposes an excise tax and other negative tax effects upon the recipient of nonqualified deferred compensation that does not meet certain requirements set forth in Code Section 409A. Awards of Common Stock, restricted stock and options will generally not be considered to be nonqualified deferred compensation that is subject to Code Section 409A. Under most circumstances awards of restricted stock units will be subject to Code Section 409A.
Other Information
A new plan benefits table for the 2008 Equity Incentive Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2008 Equity Incentive Plan if the 2008 Equity Incentive Plan was then in effect, as described in the federal proxy rules, are not provided because all Awards made under the 2008 Equity Incentive Plan will be made at the Compensation Committee’s discretion. Therefore, the benefits and amounts that will be received or allocated under the 2008 Equity Incentive Plan are not determinable at this time.
The closing price of our Common Stock, as reported on the Nasdaq Global Market on October 9, 2008, was $6.28 per share.
Securities Authorized under Equity Compensation Plans
The following table sets forth information as of June 26, 2008, with respect to equity securities authorized for issuance pursuant to equity compensation plans previously approved by stockholders of our company and equity compensation plans not previously approved by our company’s stockholders.

(c) Number of
		(b) Weighted	securities remaining
	(a) Number of	average	available for future
	securities to be	exercise price	issuance under equity
	issued upon	of outstanding	compensation plans
	exercise of	options,	(excluding securities
	options, warrants	warrants and	reflected in Column
Plan Category	and rights	rights	(a))
Equity compensation plans approved by stockholders	470,440	$11.49	31,000 (1)
Equity compensation plans not approved by stockholders	—	—	—

Total	470,440	$11.49	31,000

(1)	Represents shares available under the 1998 Plan, which terminated on September 1, 2008. No further awards may be issued pursuant to the 1998 Plan. If our company’s 2008 Equity Incentive Plan is approved by our company’s stockholders at the Annual Meeting, a new 1,000,000 shares will be available for future issuance under the 2008 Equity Incentive Plan.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers and directors, as well as persons who are beneficial owners of more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and the Nasdaq Stock Market, and to furnish us with copies of these forms. To our knowledge, based solely on our review of the copies of Forms 3, 4 and 5 submitted to us, we believe there were no instances of noncompliance with the filing requirements imposed by Section 16(a) of the Exchange Act during fiscal 2008 with respect to the foregoing persons.

ANNUAL REPORT ON FORM 10-K
Our annual report on Form 10-K for the fiscal year ended June 26, 2008, has been included in the mailing of this Proxy Statement. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING
Under the rules of the Commission, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2009 annual meeting, the proposal must be received by us at our principal executive offices at 1703 N. Randall Road, Elgin, Illinois 60123-7820 by June 12, 2009. The proposal should be sent to the attention of the Secretary of our company.
If you intend to present a proposal at the 2009 annual meeting that is not to be included in our company’s proxy materials, a stockholder must comply with the various requirements established in our company’s Bylaws. Among other things, the Bylaws require that the stockholder submit a written notice to the Secretary of our company at the address in the preceding paragraph not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. Thus, any notice must be received at our principal executive offices no later than August 1, 2009, and no earlier than July 2, 2009. However, if the annual meeting date is more than 30 days before or more than 70 days after such anniversary date, notice by stockholders must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.
PROXY SOLICITATION
Proxies will be solicited by mail. Proxies may also be solicited by directors, officers and a small number of our regular employees personally or by mail, telephone, fax or e-mail, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and we will reimburse them for their expenses in doing so. The entire cost of the preparation and mailing of this Proxy Statement and accompanying materials and the related proxy solicitation will be borne by us.
Stockholders are requested to complete and sign the enclosed proxy, which is solicited by the Board of Directors, and promptly return it in the accompanying envelope whether or not they plan to attend the Annual Meeting in person. The proxy is revocable at any time before it is voted. Returning the proxy will in no way limit a stockholder’s right to vote at the Annual Meeting if the stockholder attends and chooses to vote in person.
OTHER MATTERS
Management does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the notice of the Annual Meeting. However, if other matters are properly presented for a vote, the proxies will be voted for such matters in accordance with the judgment of the persons acting under the proxies.
By Order of the Board of Directors
MICHAEL J. VALENTINE
Secretary
Elgin, Illinois
October 10, 2008

EXHIBIT A
JOHN B. SANFILIPPO & SON, INC.
2008 EQUITY INCENTIVE PLAN
PREAMBLE
John B. Sanfilippo & Son, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), hereby establishes the John B. Sanfilippo & Son, Inc. 2008 Equity Incentive Plan (the “Plan”) to provide the Company with an effective means of attracting, retaining, and motivating directors, officers, key employees and other service providers, and to provide them with incentives to enhance the growth and profitability of the Company.
ARTICLE 1 DEFINITIONS
In this Plan, except where the context otherwise indicates, the following definitions and rules apply:
1.1	Agreement means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, in each case, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

1.2	Approval Date shall mean the date the Plan is approved by the holders of a majority of the combined voting power of the Common Stock and Class A Stock of the Company present, or represented, and entitled to vote at a meeting duly called and held.

1.3	Award means any award or benefit granted under the Plan, including, without limitation, a grant of Common Stock, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, dividends or dividend equivalents.

1.4	Board means the Board of Directors of the Company.

1.5	Change in Control shall have the meaning set forth in Section 10.1.

1.6	Class A Stock means the Class A Common Stock, $.01 par value per share, of the Company.

1.7	Code means the Internal Revenue Code of 1986, as amended, including any regulations promulgated thereunder. A reference to any provision of the Code shall include reference to any successor provision of the Code.

1.8	Committee means the Compensation Committee of the Board, or any successor thereto (references herein to the Committee shall be deemed to include the Subcommittee, as applicable). In the event there is no valid Committee, the entire Board shall be the Committee.

1.9	Common Stock means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such Common Stock shall thereafter be exchanged by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

1.10	Company shall have the meaning set forth in the Preamble.

1.11	Covered Employee means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is a “covered employee” as defined by Code Section 162(m).

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1.12	Date of Exercise means the date on which the Company receives notice of the exercise of an Option or a Stock Appreciation Right in accordance with the terms hereof.

1.13	Date of Grant means the date on which an Award is granted by the Committee (or such later date as specified in advance by the Committee) or, in the case of an Award granted to an Non-Employee Director, the date on which such Award is approved by the Board (or such later date as specified in advance by the Board).

1.14	Effective Date shall have the meaning set forth in Section 2.1.

1.15	Employee means any individual classified or treated as an employee of the Company and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company and/or its Subsidiaries as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company and/or its Subsidiaries, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company and/or its Subsidiary during such period.

1.16	Exchange Act means the Securities Exchange Act of 1934, as amended.

1.17	Exercise Price shall have the meaning set forth in Section 6.2.

1.18	Fair Market Value of a Share means:
(a)	If on the applicable date the Common Stock is listed for trading on a national securities exchange, including the NASDAQ Global Market, the closing price of the Common Stock on such exchange on the applicable date, or if no sales of Common Stock shall have occurred on such exchange on the applicable date, the closing price of the Common Stock on such exchange on the next preceding date on which there were such sales;

(b)	If on the applicable date the Common Stock is not listed for trading on a national securities exchange, including the NASDAQ Global Market, the mean between the closing bid price and the closing ask price of the Common Stock as otherwise reported by the NASDAQ Stock Market LLC or its successors or assigns with respect to the applicable date or, if the closing bid and ask prices for the Common Stock shall not have been so reported with respect to the applicable date, on the next preceding date with respect to which such bid and ask prices were so reported; or

(c)	If on the applicable date the Common Stock is not listed for trading on a national securities exchange, including the NASDAQ Global Market, or otherwise reported by the NASDAQ Stock Market LLC or its successors or assigns, the fair market value of a Share as determined by the Committee.
1.19	Family Members shall have the meaning set forth in Section 1.32(a).

1.20	For Cause shall have the meaning set forth in Section 9.3.

1.21	Insider means a director, officer or beneficial owner of more than 10% of the Common Stock for purposes of Section 16 of the Exchange Act.

1.22	Non-Employee Director means any individual who is a director of the Company and who is not also an employee of either the Company, any Subsidiary or any of their respective affiliates.

1.23	Nonstatutory Stock Option means an Option granted under the Plan that does not qualify as an incentive stock option under Section 422 of the Code.

1.24	Option means a right to purchase Common Stock granted under the Plan.

1.25	Option Period means the period during which an Option may be exercised.

1.26	Option Price shall have the meaning set forth in Section 5.3(b).

1.27	Original Directors shall have the meaning set forth in Section 10.1(c).

1.28	Participant means an individual with an outstanding Award.

1.29	Performance-Based Compensation means “performance-based compensation” as that term is used in Code Section 162(m).

1.30	Performance Measures shall have the meaning set forth in Section 6.6(b).

1.31	Permanent Disability means a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or tasks to which such Participant was assigned at the time the disability was incurred and which is expected to be permanent or for an indefinite period. With respect to any Award subject to Code Section 409A, the Committee may not find that a Permanent Disability exists with respect to the applicable Participant unless, in the Committee’s opinion, such Participant is also “disabled” within the meaning of Code Section 409A.

1.32	Permitted Holder means:
(a)	Jasper B. Sanfilippo (“Jasper”), Mathias A. Valentine, (“Mathias”), a spouse of Jasper, a spouse of Mathias, any lineal descendant of Jasper or any lineal descendant of Mathias (collectively referred to as the “Family Members”);

(b)	a legal representative of a deceased or disabled Family Member’s estate, provided that such legal representative is a Family Member;

(c)	a trustee of any trust of which all the beneficiaries (and any donees and appointees of any powers of appointment held thereunder) are Family Members and the trustee of which is a Family Member;

(d)	a custodian under the Uniform Gifts to Minors Act or Uniform Transfers to Minors Act for the exclusive benefit of a Family Member, provided that such custodian is a Family Member;

(e)	any corporation, partnership or other entity, provided that at least 75% of the equity interests in such entity (by vote and by value) are owned, either directly or indirectly, in the aggregate by Family Members;

(f)	any bank or other financial institution, solely as a bona fide pledgee of shares of Class A Stock by the owner thereof as collateral security for indebtedness due to the pledgee; or

(g)	any employee benefit plan, or trust or account held thereunder, or any savings or retirement account (including an individual retirement account), held for the exclusive benefit of a Family Member.
1.33	Plan shall have the meaning set forth in the Preamble.

1.34	Prior Plan means the John B. Sanfilippo & Son, Inc. 1998 Equity Incentive Plan.

1.35	Restricted Stock means any grant of Shares, with such Shares subject to a risk of forfeiture or other restrictions as determined pursuant to the Plan.

1.36	Restricted Stock Unit means the grant of a right to receive Shares (or a derivative thereof) in the future, with such right to future delivery of Shares (or other rights) subject to a risk of forfeiture or other restrictions as determined pursuant to the Plan.

1.37	Retirement for an Employee means a Termination of Service, other than For Cause, to the extent the Employee has attained, as of the effective date of such Termination of Service, either (i) age 65 or, (ii) age 55 and 10 completed years of service with the Company or any Subsidiary. Retirement for a Non-Employee Director means a Termination of Service on or after the attainment of age 60.

1.38	Share means a share of Common Stock.

1.39	Share Withholding shall have the meaning set forth in Section 8.4.

1.40	Stock Appreciation Right means any such right granted under Section 6.2.

1.41	Subcommittee shall have the meaning set forth in Section 3.3.

1.42	Subsidiary means a corporation of which at least 50% of the total combined voting power of all classes of stock is owned by the Company either directly or through one or more Subsidiaries.

1.43	Termination of Service shall have the following meanings:
(a)	for an Employee, the date on which the Employee is no longer an Employee;

(b)	for a Non-Employee Director, the date on which the Non-Employee Director is no longer a member of the Committee;

(c)	for any other eligible individual, the date on which such individual no longer provides substantial services on a regular basis.

(d)	With respect to any Award subject to Code Section 409A, a Termination of Service shall mean a “separation from service” within the meaning of Code Section 409A.
ARTICLE 2 EFFECTIVE DATE AND AVAILABLE SHARES
2.1	Effective Date, Approval Date and effect on Prior Plan. The Board and the Committee adopted the Plan on September 4, 2008 (the “Effective Date”); provided, however, that Awards granted under the Plan prior to the Approval Date are contingent on approval of the Plan by the Company’s stockholders. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary). Upon the Effective Date, no further awards will be made under the Prior Plan. If there is no Approval Date within 12 months of the Effective Date, Awards granted pursuant to the Plan shall be deemed cancelled.

2.2	Share authorization.
(a)	The maximum number of Shares available for grants of Awards (including the Shares underlying such Awards) pursuant to the Plan is 1,000,000.

(b)	The maximum number of Shares available for Awards of Common Stock, Restricted Stock and Restricted Stock Units is 500,000.

(c)	Shares issued pursuant to the Plan may come from authorized and unissued Shares, treasury Shares or Shares purchased by the Company in the open market.
2.3	Share usage. The limits of Sections 2.2(a) and (b) are governed by the rules contained in this Section 2.3. Any Shares related to Awards which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, (ii) are settled in cash in lieu of Shares, or (iii) are exchanged with the Committee’s permission, prior to the issuance of Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option or the tax withholding requirements with respect to any Award are satisfied by tendering Shares to the Company (by either actual delivery or by attestation) or through the surrender of all or a portion of an Option, or if a Stock Appreciation Right is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan.
ARTICLE 3 ADMINISTRATION
3.1	The Committee. The Plan shall be administered by the Committee in accordance with the following:
(a)	The Committee shall have the authority in its sole discretion, at any time, and from time to time, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or as it deems necessary or advisable in administration of the Plan, including without limitation, (i) the authority to grant Awards; (ii) to determine the individuals to whom and the time or times at which Awards shall be granted; (iii) to determine the type and number of Awards to be granted, as applicable, the number of Shares to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iv) to determine whether, to what extent, and under what circumstances and the manner in which an Award may be settled, cancelled, forfeited, exchanged or surrendered; (v) to construe and interpret the Plan and any Award; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan, including but not limited to, rules and regulations relating to leaves of absence and changes from an employee to a service provider or consultant; and (vii) to make all other determinations deemed necessary or advisable for the administration and implementation of the Plan. The determination of the Committee on all matters relating to the Plan or any Agreement shall be final and conclusive and binding on the Company and all Participants and beneficiaries.

(b)	Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, or inconsistent with the Company’s Bylaws or Committee charters, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Such delegation shall include, unless limited by its terms, all of the responsibility and authority held by the Committee hereunder, and any such allocation or delegation may be revoked by the Committee at any time.
3.2	Prohibition on Option Repricing. Notwithstanding any other provision of the Plan, the Committee may not reprice, replace or regrant any Option granted under the Plan or any other plan of the Company, (i) through cancellation and replacement or regrant with lower priced options or (ii) by lowering the Option Price of a previously granted Award, without the prior approval of Company stockholders.

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3.3	Code Section 162(m) Subcommittee. Notwithstanding anything to the contrary contained herein, the Committee has the authority to designate, if desirable, a subcommittee (the “Subcommittee”) to administer the Plan with respect to Covered Employees. If a Subcommittee is designated, the Subcommittee shall be composed of two or more members of the Committee appointed by the Committee, all of whom shall be “outside directors” as that term is used in Code Section 162(m). With respect to such Covered Employees, the Subcommittee shall have all of the powers, rights, and duties granted to the Committee under this Plan.

3.4	Periodic Committee review and meetings with management. The Committee may from time to time review the implementation and results of the Plan to determine the extent to which the Plan’s purpose is being accomplished. In addition, the Committee may periodically meet with senior management of the Company to review their suggestions regarding grants under the Plan, including the individuals who are proposed to receive grants and the amount and terms of such grants; provided, however, that unless otherwise delegated, all such grants shall be determined solely by the Committee in its discretion.
ARTICLE 4 AWARDS
4.1	Eligibility. Awards may be granted to any Employee, any consultant or other person providing services to the Company or a Subsidiary and any member of the Board.

4.2	Award Agreements. Awards under the Plan shall be evidenced by Agreements which shall not be inconsistent with the terms and provisions of the Plan, and which shall contain such provisions as the Committee may in its sole discretion determine. A copy of such Agreement shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such Agreement. Without limiting the generality of the foregoing, the Committee may in any Agreement impose such restrictions or conditions upon the exercise or settlement of any Award or upon the sale or other disposition of any Shares issuable pursuant to the Plan as the Committee may in its sole discretion determine. Awards and related Agreements may, but need not, be uniform among Participants. By accepting an Award pursuant to the Plan each Participant shall thereby agree that each such Award shall be subject to all of the terms and provisions of the Plan. In the event of any inconsistency between an Agreement and the Plan, the terms of the Plan shall prevail.
ARTICLE 5 OPTIONS
5.1	General. The Committee is authorized to grant Options with the terms and conditions set forth in this Article and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion.

5.2	Type of Options. All Options granted pursuant to the Plan shall be Nonstatutory Stock Options.

5.3	General terms and conditions. The Committee shall determine all terms and conditions of the Options not inconsistent with the Plan, provided that, the following terms and conditions shall apply to all Options:
(a)	Options may not be exercised after ten years have elapsed from the Date of Grant;

(b)	The option price (“Option Price”) shall be determined by the Committee in accordance with the terms and conditions of the Plan, except that, in no event shall the Option Price be less than 100% of the Fair Market Value per Share determined as of the Date of Grant;

(c)	Except as otherwise provided by the Committee and set forth in the Award Agreement, each Option shall become exercisable in equal installments of 25% of the total number of Shares subject to being purchased thereunder on each of the first, second, third and fourth anniversaries of the Option’s Date of Grant; provided, however, that the Participant remains an Employee (or a Non-Employee Director or continues to provide services as a consultant, as applicable) on a regular and continuous basis through each such anniversary of the Date of Grant; and

(d)	Options shall not contain any provision entitling a Participant to the automatic grant of additional Options in connection with any exercise of the original Option.
5.4	Annual individual limit. The maximum number of Shares subject to Options which may be awarded to any individual in any one calendar year shall not exceed 100,000 Shares.

5.5	Exercise of Options. Subject to the provisions hereof and the provisions of the Agreement under which it was granted, each Option shall be exercised by delivery to the Company’s treasurer of written notice (or by such other method determined by the Committee and communicated in writing to a Participant) of intent to purchase a specific whole number of Shares subject to the Option or by such other method as may be provided by the Committee. Except as otherwise provided in an Agreement or determined by the Committee, a payment to exercise an Option may, at the election of the Participant, be made in (i) cash, (ii) Shares valued at their Fair Market Value on the Date of Exercise, (iii) surrender of an exercisable Option covering Shares with an aggregate Fair Market Value as of the date of exercise in excess of the aggregate dollar amount of the Option Prices of such Shares under such Option equal to the Option Price of the Options sought to be exercised, (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount in cash equal to the Option Price, (v) any combination of the foregoing, or (vi) in accordance with the terms of the Agreement under which the Options sought to be exercised were granted, or (vii) in accordance with other methods as the Committee may from time to time permit. A Participant may surrender to the Company an Option (or a portion thereof) that has become exercisable and receive upon such surrender, without any payment to the Company or a Subsidiary (other than required tax withholding amounts), that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (i) the Fair Market Value of a Share on the date of surrender, over (ii) the Option Price, plus an amount of cash equal to the Fair Market Value of any fractional Share to which the Participant might be entitled. Any such surrender shall be treated as the exercise of the Option (or portion thereof).
ARTICLE 6 OTHER AWARDS
6.1	Restricted Stock and Restricted Stock Units. The Committee is authorized to grant Awards of Common Stock, Restricted Stock and Restricted Stock Units. Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee may impose (including, without limitation, any limitation on the right to vote Restricted Stock or the right to receive any dividend or other right or property), which may lapse separately or in combination and at such time or times as the Committee may deem appropriate. Awards of Restricted Stock Units may be subject to such terms and conditions deemed necessary and desirable by the Committee to permit such Awards to comply with the provisions of Code Section 409A.

6.2	Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights, which may, but need not, relate to a specific Option granted under the Plan. Subject to the terms of the Plan and any applicable Agreement, each Stock Appreciation Right shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Share on the Date of Exercise over (ii) the exercise price (the “Exercise Price”) of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the Date of Grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Agreement, the Exercise Price, term, methods of exercise, methods of payment or settlement, including whether such Stock Appreciation Right shall be settled in cash or Shares, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee, but in no event shall the term of a Stock Appreciation Right exceed a period of ten years from the date of its grant.

6.3	Dividends and Dividend Equivalents. Any Award of Restricted Stock or Restricted Stock Units may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares underlying the Award (both before and/or after the Shares subject to the Award are earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant (the Agreement shall specify whether such amounts are paid currently or credited to an account, and any such account shall be intended to comply with applicable provisions of Code Section 409A), and may be settled in cash or Shares as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestments in Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents.

6.4	Share certificates and distributions. At the time Restricted Stock is granted to a Participant, share certificates representing the appropriate number of Shares of Restricted Stock shall be registered in the name of the Participant but shall be held by the Company in custody for the account of such person. The Committee (and the Company) may take whatever actions it determines necessary or desirable to restrict the transferability of the unvested Restricted Stock including providing that the certificates bear a legend restricting their transferability. Any Shares or other securities of the Company received by a Participant to whom Restricted Stock has been granted as a result of a stock distribution to stockholders or as a stock dividend on Common Stock shall be subject to the same terms, conditions and restrictions as such Restricted Stock.

6.5	Annual individual limits.
(a)	The maximum number of Shares subject to Stock Appreciation Rights which may be awarded to any individual in any one calendar year shall not exceed 100,000 Shares.

(b)	The maximum number of Shares, shares of Restricted Stock or Restricted Stock Units which may be awarded to any individual in any one calendar year shall not exceed 50,000 (for the avoidance of doubt, this limit applies separately to each type of Award).
6.6	Performance-Based Compensation.
(a)	An Award of Restricted Stock or Restricted Stock Units that is intended to qualify as Performance-Based Compensation shall be governed by this Section 6.6.

(b)	The performance goals upon which the payment or vesting of an Award of Restricted Stock and Restricted Stock Units to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the performance measures listed in Appendix A hereto (the “Performance Measures”).

(c)	Any Performance Measure(s) may be used to measure the performance of the Company and its Subsidiaries as a whole or any business unit of the Company or its Subsidiaries or any combination thereof, as the Committee may deem appropriate, or any of the Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) on Appendix A as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures set forth at Appendix A.

(d)	The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year or other applicable periodic filings with the Securities and Exchange Commission, (vi) acquisitions or divestitures, and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(e)	Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee may retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

(f)	In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth herein.

(g)	In all events, determinations under this section shall be made in a manner which is consistent with Code Section 162(m).
ARTICLE 7 NON-EMPLOYEE DIRECTORS
The Committee, subject to approval by the full Board, shall determine all Awards to Non-Employee Directors. The terms and conditions of any Award to any such Non-Employee Director shall be set forth in an Agreement and, except as otherwise provided for in such Agreement, such Award shall vest or become exercisable, as the case may be, on the first anniversary of the Award’s Date of Grant.
ARTICLE 8 TAXES
8.1	Notification under Section 83(b). Provided that the Committee has not prohibited such Participant from making the following election, if a Participant shall, in connection with the receipt of any Award, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Participant’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Participant shall notify the Committee or its designee of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

8.2	Remittance of Tax as Condition of Delivery. The Company shall be entitled to require as a condition of delivery of Shares hereunder that the Participant remit an amount of cash sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

8.3	Mandatory Withholding on Insiders. In the case of a Participant who is an Insider, whenever under the Plan Shares are to be delivered, the Company shall withhold an amount sufficient to satisfy all minimum federal, state and other governmental withholding tax requirements related thereto.

8.4	Elective Share Withholding. Provided that the Committee has not prohibited such Participant from making the following election, a Participant, other than an Insider, may elect the withholding (“Share Withholding”) by the Company of a portion of the Shares otherwise deliverable to such Participant upon the settlement of an Award having a Fair Market Value equal to the amount necessary to satisfy such Participant’s minimum required federal, state or other governmental withholding tax liability with respect thereto.

8.5	Share withholding is subject to Committee approval. Each Share Withholding election by a Participant shall also be subject to the following restrictions:
(a)	the election must be made prior to the date on which the amount of tax to be withheld is determined; and

(b)	the election shall be irrevocable.

ARTICLE 9 TERMINATION OF SERVICE
9.1	Unexercisable Options. Except as otherwise determined by the Committee, upon a Participant’s Termination of Service, all unexercisable and/or unvested Options shall be forfeited and cancelled without further action by the Committee.

9.2	Exercisable Options. Except as otherwise determined by the Committee, this Section 9.2 shall apply to exercisable Options held by an Employee. An unexercised Option shall terminate and/or be forfeited upon Termination of Service if the Termination of Service was the result of the resignation of the Participant or the Participant was terminated For Cause or otherwise, except that:
(a)	Death. If the Participant’s Termination of Service is as a result of his or her death, unexercised Options to the extent exercisable on the date of the Participant’s death, may be exercised, in whole or in part, at any time within one (1) year after the date of death by the Participant’s personal representative or by the person to whom the Options are transferred by will or the applicable laws of descent and distribution.

(b)	Retirement. If the Termination of Service of an Employee or a Non-Employee Director is as a result of Retirement, any unexercised Option, to the extent exercisable at the date of such Termination of Service, may be exercised, in whole or in part, at any time within one (1) year after the date of such Termination of Service; provided that, if the Participant dies after such Termination of Service and before the expiration of such one (1) year period, unexercised Options held by such deceased Participant may be exercised by his or her personal representative or by the person to whom the Option is transferred by will or the applicable laws of descent and distribution within one (1) year after the Participant’s Termination of Service.

(c)	Permanent Disability. If the Participant’s Termination of Service is a result of his or her Permanent Disability, any unexercised Option, to the extent exercisable at the date of such Termination of Service, may be exercised, in whole or in part, at any time within one (1) year after the date of such Termination of Service; provided that, if a Participant dies after such Termination of Service and before the expiration of such one (1) year period, the unexercised Options may be exercised by the deceased Participant’s personal representative or by the person to whom the unexercised Options are transferred by will or the applicable laws of descent and distribution within one (1) year after the Participant’s Termination of Service, or, if later, within 180 days after the Participant’s death.

(d)	Other Reasons for Termination. If the Participant has a Termination of Service for any reason other than by death, Retirement, Permanent Disability, resignation or For Cause, any unexercised Option, to the extent exercisable on the date of such Termination of Service, may be exercised, in whole or in part, at any time within ninety (90) days from the date of such Termination of Service.
When Options are no longer exercisable pursuant to the provisions of Section 9.2(a) through (d), such Options shall be forfeited and cancelled without further action by the Committee.

9.3	For Cause. A Termination of Service “For Cause” shall mean a Termination of Service that, in the judgment of the Committee, is the result of (a) the breach by the Employee of any employment agreement, employment arrangement or any other agreement with the Company or a Subsidiary, (b) the Employee engaging in a business that competes with the Company or a Subsidiary, (c) the Employee disclosing business secrets, trade secrets or confidential information of the Company or a Subsidiary to any party, (d) dishonesty, misconduct, fraud or disloyalty by the Employee, (e) misappropriation of corporate funds, or (f) such other conduct by the Employee of an incompetent, insubordinate, immoral or criminal nature as to have rendered the continued employment of the Employee incompatible with the best interests of the Company and its Subsidiaries.

x

9.4	Other Awards. Except as otherwise determined by the Committee:
(a)	Stock Appreciation Rights shall be treated similar to Options as set forth in Sections 9.1 and 9.2;

(b)	Upon Termination of Service except as a result of death or Permanent Disability, all Restricted Stock Units and shares of Restricted Stock still subject to restriction and/or unvested shall be forfeited without further action by the Committee and cancelled or reacquired without payment of consideration by the Company; and

(c)	Upon Termination of Service as a result of death or Permanent Disability, any Award of Restricted Stock Units or shares of Restricted Stock shall be immediately vested to the extent the Participant would have become vested in such Award had he or she not experienced a Termination of Service until immediately after the next following anniversary of such Award’s Date of Grant, and the remainder of the Award still subject to restriction and/or unvested shall be forfeited without further action by the Committee and cancelled or reacquired without payment of consideration by the Company.
9.5	Term. Any of the provisions herein to the contrary notwithstanding, no Option or Stock Appreciation Right shall be exercisable beyond the term specified in the related Agreement thereof.

9.6	Non-Employee Directors and Other Service Providers. Awards granted to Non-Employee Directors and other service providers shall be treated in accordance with the principles set forth in this Article 9, as applicable, provided that service providers who are not Non-Employee Directors or Employees shall not be eligible for Retirement treatment.
ARTICLE 10 CHANGE IN CONTROL
10.1	Definition. For the purposes of this Plan, a “Change in Control” means, except as may otherwise be provided in an Agreement, the first date on which one of the following events occurs:
(a)	the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(b)	the sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c)	a change in the composition of the Board, as a result of which fewer than one-half of the directors following such change in composition of the Board are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “Original Directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were still in office at the time of the election or nomination and (B) the directors whose election or nomination was previously approved pursuant to this Clause (ii); or

(d)	any transaction as a result of which any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, or any group that is controlled by Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of the voting securities of the Company representing at least 30% of the total voting power of the Company (with respect to all matters other than the election of directors) represented by the Company’s then outstanding voting securities. For purposes of this Clause (d), the term “transaction” shall include any conversion of the Class A Stock, whether or not such conversion occurs in connection with a sale, transfer or other disposition of such Class A Stock.
For purposes of this definition, (i) the term “person” shall exclude: (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary; and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock (it being understood that for purposes of subsequently determining whether a Change in Control has occurred, all references to the “Company” in the definition of Change in Control shall be deemed to be references to the Company and/or such corporation, as applicable); (ii) the term “group” shall exclude any group controlled by any person identified in Clause (i)(A) above and (iii) the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have meanings correlative thereto.

10.2	Certain Rules. The following rules shall apply to the determination of a Change in Control.
(a)	Except as otherwise determined by the Committee, any spin-off of a division or subsidiary of the Company to its stockholders will not constitute a Change in Control of the Company.

(b)	Any event listed in Section 10.1 that the Committee elects to not treat as a Change in Control of the Company prior to the occurrence of a Change in Control, shall not constitute a Change in Control.

(c)	Upon a determination by the Committee in its discretion, any other event substantially similar to an event described in Section 10.1 shall be a Change in Control.
10.3	Discretionary Treatment; Default Provisions. The Committee shall determine the treatment of outstanding Awards prior to a Change in Control, except that to the extent the Committee takes no action (and except as otherwise expressly provided for in an Agreement):
(a)	all Options and Stock Appreciation Rights then outstanding shall become immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments;

(b)	all restrictions and conditions of all Restricted Stock then outstanding shall be deemed satisfied as of the date of the Change in Control; and

(c)	all Restricted Stock Units, Dividend Equivalents and any Award subject to performance goals shall become vested and deemed earned or satisfied in full, notwithstanding that the applicable performance cycle, retention cycle or restriction conditions shall not have been completed or met, and shall be paid or otherwise settled within 30 days of the Change in Control (except to the extent that payment must be made pursuant to its original schedule in order to comply with Code Section 409A).
10.4	Potential Treatment. Without limitation, except as expressly provided for in an Agreement, the Committee may elect prior to a Change in Control, that in the event of a Change in Control, that all or any portion of an Award, with no requirement of uniform treatment:
(a)	Shall be assumed or an equivalent award be substituted by the successor corporation in any Change in Control transaction, or a parent or subsidiary of such successor corporation;

(b)	Shall be cancelled or forfeited and settled in cash;

(c)	To the extent unvested or unexercisable, shall be cancelled or forfeited without settlement, payment or other consideration; or

(d)	With respect to any unexercised portion of an Option or Stock Appreciation Right, shall be cancelled following the time permitted to exercise said Award.
10.5	Following a Change in Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Code Section 409A to fail to comply in any respect with Code Section 409A without the written consent of the Participant.
ARTICLE 11 SECURITIES LAW MATTERS
11.1	Investment Intent Representation: Restrictive Legend. Where an investment intent representation or restrictive legend is deemed necessary to comply with the Securities Act of 1933, as amended, the Committee may require a written representation to that effect by the Participant, or may require that such legend be affixed to certificates for Shares at the time the Option is exercised or an Award is granted.

11.2	Company’s right to postpone exercise or settlement. If based upon the opinion of counsel to the Company, the Committee determines that the exercise or settlement of any Awards would violate any applicable provision of (i) state or federal securities law, (ii) the listing requirements of any securities exchange registered under the Exchange Act on which are listed any of the Company’s equity securities, (iii) the listing requirements of the NASDAQ Global Market if any of the Company’s equity securities are listed thereon, or (iv) the listing requirements of The NASDAQ Capital Market if any of the Company’s equity securities are listed thereon, then the Committee may postpone any such exercise or settlement; provided, however, that the Company shall use its best efforts to cause such exercise to comply with all such provisions at the earliest practicable date; and provided further, that the Committee’s authority under this Section 11.2 shall expire from and after the date of any Change in Control.

11.3	Rule 16b-3 Compliance. With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or the Committee.
ARTICLE 12 MISCELLANEOUS
12.1	Funding. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

12.2	No Employment Rights. Neither the establishment of the Plan, nor the granting of any rights under the Plan, shall be construed to (a) give any Participant the right to remain employed by the Company, any Subsidiary or any of their affiliates or to any benefits not specifically provided by the Plan, or (b) in any manner modify the right of the Company, any Subsidiary or any of their affiliates to modify, amend or terminate any of its employee benefit plans.

12.3	Stockholder Rights. A Participant shall not, by reason of any right granted hereunder, have any right as a stockholder of the Company with respect to the Shares which may be deliverable upon exercise of such Option until such Shares have been delivered to him or her.

12.4	Nature of Payments. Any and all grants or deliveries of Shares hereunder shall constitute special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company, any Subsidiary or any of their affiliates, or (b) any agreement between the Company, any Subsidiary or any of their affiliates, on the one hand, and the Participant, on the other hand, except as such plan or agreement shall otherwise expressly provide.

12.5	Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, grants under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Agreements as to (a) the persons to receive grants under the Plan, (b) the terms and provisions of Awards under the Plan, and (c) the treatment, under Section 3.1, of leaves of absence.

12.6	Adjustments. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan (Section 2.2(a)) or under particular forms of Awards (Section 2.2(b)), the number and kind of Shares subject to outstanding Awards, the Option Price or Exercise Price applicable to outstanding Awards, the annual Award limits (Sections 5.4 and 6.5), and other value determinations applicable to outstanding Awards. The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions, including modifications of performance goals and changes in the length of performance periods, if any. The determination of the Committee as to the foregoing adjustments, if any, shall be at the discretion of the Committee and shall be conclusive and binding on Participants under this Plan.

12.7	Conversion. Notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan), subject to compliance with the rules under Code Sections 409A, 422 and 424, as and where applicable.

12.8	Amendment of the Plan. The Committee may amend the Plan and any Agreement in its sole discretion; provided, however, no modifications shall be made which would materially impair the rights of any Award theretofore granted without the Participant’s consent; and provided further, the Committee may not, without further approval of the stockholders of the Company, either:
(a)	materially increase the number of Shares reserved for issuance under the Plan (except as provided for in Section 12.6);

(b)	materially modify the requirements as to eligibility for participation in the Plan; or

(c)	extend the date of termination of the Plan.
12.9	Termination of the Plan. The Plan shall terminate on the tenth (10th) anniversary of the Effective Date or at such earlier time as the Committee may determine. Any termination, whether in whole or in part, shall not affect any rights then outstanding under the Plan.

12.10	Controlling Law. The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware, except its laws with respect to choice of law.

12.11	Action by the Company. Any action required by the Company under the Plan shall be by resolution of the Committee.

12.12	Non-transferability. Each Award granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution. During the life of the Participant, all rights granted to the Participant under the Plan or under any Agreement shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

12.13	No Lien or Security Interest. No Award, and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of the Company, and any purported pledge, attachment, or encumbrance thereof other than in favor of the Company shall be void and unenforceable against the Company or any Subsidiary.

12.14	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

12.15	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

12.16	Settlement of Awards. The obligation to make payments and distributions with respect to Awards of Restricted Stock Units and Stock Appreciation Rights may be satisfied through cash payments, the delivery of Shares, or any combination thereof as the Committee shall determine in its sole discretion. Satisfaction of any obligations to make payments or distributions under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

APPENDIX A
Performance Measures
(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total stockholder return);

(k)	Expense targets;

(l)	Margins;

(m)	Operating efficiency;

(n)	Market share;

(o)	Customer satisfaction;

(p)	Working capital targets and change in working capital; and

(q)	Stockholder value added which is equal to (i) the net operating profit after tax minus (ii) the sum of capital multiplied by the cost of capital.

ANNUAL MEETING OF STOCKHOLDERS OF
JOHN B. SANFILIPPO & SON, INC.
October 30, 2008
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

■ 20230300000000000000 4	103008

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Governor Jim Edgar Daniel M. Wright
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	RATIFY OF APPOINTMENT OF AUDITORS: Ratify appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal 2009.	☐	☐	☐

3.	APPROVE EQUITY INCENTIVE PLAN: Approve the John B. Sanfilippo & Son, Inc. 2008 Equity Incentive Plan.	☐	☐	☐

4.
UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE DEEMED TO CONSTITUTE DIRECTION TO VOTE “FOR” EACH OF THE ABOVE PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

■
JOHN B. SANFILIPPO & SON, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS OCTOBER 30, 2008
          Jasper B. Sanfilippo and Michael J. Valentine, or any one or more of them, with power of substitution in each, are hereby appointed the proxies of the undersigned to vote all shares of the Common Stock of John B. Sanfilippo & Son, Inc. (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on October 30, 2008 at the hour of 10:00 A.M., local time, at John B. Sanfilippo & Son, Inc.,1707 North Randall Road, Elgin, Illinois 60123 and at all postponements or adjournments thereof, upon such business as may properly come before the meeting, including the items proposed by the Company that are listed on the reverse side and more completely described in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.
(Continued and to be signed on the reverse side)
■	1 4 4 7 5	■

JOHN B. SANFILIPPO & SON, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS OCTOBER 30, 2008
Jasper B. Sanfilippo and Michael J. Valentine, or any one or more of them, with power of substitution in each, are hereby appointed the proxies of the undersigned to vote all shares of the Class A Common Stock of John B. Sanfilippo & Son, Inc. (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held October 30, 2008 at the hour of 10:00 A.M., local time, at John B. Sanfilippo & Son, Inc., 1707 North Randall Road, Elgin, IL 60123, and at all postponements or adjournments thereof, upon such business as may properly come before the meeting, including the items proposed by the Company that are listed on the reverse side and more completely described in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.
(THIS PROXY IS CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

☒	Please mark your votes as in this example	Nominees:	Jasper B. Sanfilippo Mathias A. Valentine Michael J. Valentine	Jeffrey T. Sanfilippo Timothy R. Donovan Jasper B. Sanfilippo, Jr.

		FOR	WITHHELD
1.	Election of Directors by holders of Class A Common Stock	☐	☐

For, except vote withheld from the following nominee(s):

		FOR	AGAINST	ABSTAIN
2.	RATIFY APPOINTMENT OF AUDITORS: Ratify appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal 2009.	☐	☐	☐

3.	APPROVE EQUITY INCENTIVE PLAN: Approve the John B. Sanfilippo & Son, Inc. 2008 Equity Incentive Plan.	☐	☐	☐

4.
UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING: In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be deemed to constitute direction to vote “for” each of the above proposals.

Please mark, sign, date and return the proxy card using the enclosed envelope.

SIGNATURE(S)	DATE

NOTE: Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or partner, give full title as such. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.